                                                                    Exhibit 4.24

                           LOAN AND SECURITY AGREEMENT


                                  by and among


                         CONGRESS FINANCIAL CORPORATION
                             (NEW ENGLAND) as Agent,

                  CONGRESS FINANCIAL CORPORATION (NEW ENGLAND),
                And the other financial institutions party hereto
                          from time to time as Lenders,

                                       and

                    CLEAN HARBORS, INC. AND ITS SUBSIDIARIES
                                  as Borrowers


                            Dated: September 6, 2002

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                                TABLE OF CONTENTS

                                                                            Page
SECTION 1.  DEFINITIONS. ...................................................   1

SECTION 2.  CREDIT FACILITIES. .............................................  25

SECTION 3.  INTEREST AND FEES. .............................................  32

SECTION 4.  CONDITIONS PRECEDENT. ..........................................  35

SECTION 5.  GRANT AND PERFECTION OF SECURITY INTEREST.......................  38

SECTION 6.  COLLECTION AND ADMINISTRATION. .................................  44

SECTION 7.  COLLATERAL REPORTING AND COLLATERAL COVENANTS. .................  50

SECTION 8.  REPRESENTATIONS AND WARRANTIES. ................................  53

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS .............................  60

SECTION 10. EVENTS OF DEFAULT AND REMEDIES .................................  75

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
GOVERNING LAW. .............................................................  82

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS ...............................  86

SECTION 13. THE AGENT. .....................................................  93

SECTION 14. JOINT AND SEVERAL LIABILITY; GUARANTEES. .......................  99


INDEX TO EXHIBITS AND SCHEDULES

Exhibit A   Information Certificate

Exhibit B   Compliance Certificate

Exhibit C   Permitted Holders

Exhibit D   Form of Assignment and Acceptance

Schedule 1  Lenders' Pro Rata Shares and Revolving Loan Limits

Schedule 2  Inactive Subsidiaries

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                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement dated September 6, 2002 is entered into by and among Congress Financial Corporation (New England), a Massachusetts corporation ("Congress") as agent for itself and the other Lenders ("Agent"), Congress Financial Corporation (New England) and the other financial institutions from time to time party hereto (each, a "Lender" and, collectively, "Lenders") and Clean Harbors, Inc., a Massachusetts corporation ("Parent"), Clean Harbors Canada, Inc. (currently, Safety-Kleen Ltd.), a New Brunswick corporation, Clean Harbors Mercier, Inc. (currently, Safety-Kleen Services (Mercier) Ltd.), a Quebec corporation, Clean Harbors Quebec, Inc. (currently, Safety-Kleen Services (Quebec) Ltd.), a Quebec corporation and 510127 N.B. Inc., a New Brunswick corporation (collectively, "Canadian Borrowers" as hereinafter further defined) and each of the other Subsidiaries of Parent from time to time a party hereto (each together with Parent and Canadian Borrowers, a "Borrower" and, collectively, "Borrowers").

                              W I T N E S S E T H:

     WHEREAS, Parent has entered into an Acquisition Agreement dated as of February 22, 2002, as amended as of March 8, April 30 and September 6, 2002 with Safety-Kleen Services, Inc. (the "Purchase Agreement") to acquire certain assets and businesses of the Chemical Services Division (the "Division") of Safety-Kleen Services, Inc. and certain of its subsidiaries ("Sellers") in a transaction pursuant to Sections 363/365 of the United States Bankruptcy Code;

     WHEREAS, Borrowers have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Agent and Lenders may make loans and provide other financial accommodations to Borrowers;

     WHEREAS, Agent and Lenders are willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein; and

     WHEREAS, immediately after the consummation of the transactions contemplated by the Purchase Agreements the name of Safety-Kleen Services (Mercier) Ltd. will be changed to Clean Harbors Mercier, Inc., the name of Safety-Kleen Services (Quebec) Ltd. will be changed to Clean Harbors Quebec, Inc. and the name of Safety-Kleen Ltd. will be changed to Clean Harbors Canada, Inc;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of each Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a

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secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

     1.2 "Acquisition" means the acquisition of the Division in accordance with the Purchase Agreements.

     1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.4 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

     1.5 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.6 "Agent" shall mean Congress Financial Corporation (New England) and its successors and assigns, as administrative and collateral agent for the Lenders hereunder.

     1.7 "Agent Payment Account" shall mean account no. ______________ of Agent at Wachovia Bank, National Association or such other account as Agent may from time to time designate to Borrowers as the Agent Payment Account for purposes of this Agreement.

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     1.8  "Assignment and Acceptance" means an Assignment and Acceptance between a Lender and an Eligible Assignee (with the consent and approval of the Agent) in the form of Exhibit D hereto.

     1.9 "Bankruptcy Court" shall have the meaning set forth in Section 4.1(k) hereof.

     1.10 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.11 "Borrowers" shall mean, collectively, US Borrowers and Canadian Borrowers; each sometimes being referred to herein individually as a "Borrower".

     1.12 "Borrowing Base" shall mean, as to US Borrowers, the US Borrowing Base and as to Canadian Borrowers, the Canadian Borrowing Base.

     1.13 "Borrower Representative" shall have the meaning set forth in Section
2.5 hereof.

     1.14 "Business Day" shall mean (a) in connection with any Loans or Letter of Credit Accommodations made or provided to a Canadian Borrower, or other matters related exclusively to a Canadian Borrower, any day (i) other than a Saturday or Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of North Carolina, or The Commonwealth of Massachusetts or the Province of Ontario, and
(ii) on which Agent's Canadian Affiliate's offices and the Bank of Montreal are open for the transaction of business and (b) in connection with any Loans or Letter of Credit Accommodations made or provided to any other Borrower, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of North Carolina, or The Commonwealth of Massachusetts and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.15 "Canadian Borrowing Base" shall mean, at any time, the amount for each Canadian Borrower equal to: (a) eighty (80%) percent of the Net Amount of Eligible Accounts of each such Canadian Borrower (including all Municipal Government Accounts that are Eligible Accounts), plus (b) sixty-five (65%) percent of the Net Amount of Federal Government Accounts of each such Canadian Borrower that are Eligible Accounts, less (c) any Reserves attributable to each such Canadian Borrower.

     1.16 "Canadian Borrowers" shall mean, collectively, the following (together with their respective successors and assigns): Clean Harbors Canada, Inc. (currently, Safety-Kleen Ltd.), a New Brunswick corporation, Clean Harbors Mercier, Inc. (currently, Safety-Kleen Services (Mercier) Ltd.), a Quebec corporation, Clean Harbors Quebec, Inc. (currently, Safety-Kleen Services (Quebec) Ltd.), a Quebec corporation, and 510127 N.B. Inc., a New Brunswick corporation; each being referred to sometimes herein as a "Canadian Borrower".

     1.17 "Canadian Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of a Canadian Borrower pursuant to
Section 2 hereof.

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

     1.18 "Canadian Dollar Equivalent" shall mean at any time (a) as to any amount denominated in Canadian Dollars, the amount thereof and (b) as to any amount denominated in US Dollars or any other currency, the equivalent amount in Canadian Dollars calculated by Agent at such time using the then applicable Exchange Rate in effect on the Business Day of determination.

     1.19 "Canadian Dollar Loans" shall mean any Loans or portion thereof which are denominated in Canadian Dollars.

     1.20 "Canadian Dollars" and "C$" shall each mean the lawful currency of Canada.

     1.21 "Canadian Lender" shall mean Congress Financial Corporation (Canada), an Ontario corporation, and its successors and assigns.

     1.22 "Canadian Letter of Credit Accommodations" shall mean Letter of Credit Accommodations made by Canadian Lender under the Canadian Credit Facility.

     1.23 "Canadian Payment Account" shall mean US Dollar account no. 00002-4635-886 of Canadian Lender at Bank of Montreal for US Dollars and Canadian Dollar account no. 00002-1258-246 of Canadian Lender at Bank of Montreal for Canadian Dollars or such other account of Canadian Lender as Agent may from time to time designate to Parent as the Canadian Payment Account for purposes of this Agreement and the other Financing Agreements.

     1.24 "Canadian Maximum Credit" shall mean C$20,000,000.

     1.25 "Canadian Overadvances" shall have the meaning set forth in Section 2.1(e).

     1.26 "Canadian Pension Plan" shall mean any plan, program or arrangement (other than the Canada/Quebec Pension Plan) that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower in respect of any Person's employment in Canada with such Borrower.

     1.27 "Canadian Prime Rate" shall mean, at any time, the greater of (i) the rate from time to time publicly announced by Bank of Montreal as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, whether or not such announced rate is the best rate available at such bank and (ii) the CDOR Rate at such time plus one (1%) percent per annum.

     1.28 "Canadian Prime Rate Loans" shall mean any Canadian Dollar Loans or portion thereof on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

     1.29 "Canadian Revolving Loans" shall mean Revolving Loans made by Canadian Lender under the Canadian Credit Facility.

     1.30 "Capital Expenditures" shall mean with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such

                                       4

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period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capital Leases paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

     1.31 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

     1.32 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.33 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America, Canada or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except any Borrower or an Affiliate of any Borrower) organized under the laws of any State of the United States of America or the District of Columbia or organized under the laws of any Province of Canada, or the federal laws applicable therein and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America, Canada or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America or Canada, as applicable, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     1.34 "CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate based on an average 30 day rate applicable to Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association,

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Inc. definitions, as modified and amended from time to time) as of 10:00 a.m.
Toronto, Ontario time on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the 30 day rate applicable in Canadian Dollar bankers' acceptances quoted by the Bank of Montreal as of 10:00 a.m. Toronto, Ontario time on such day.

     1.35 "Change of Control" shall mean (a) except as may be expressly permitted under Section 9.7 hereof, the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act); (b) except as may be expressly permitted under Section 9.7 hereof, the liquidation or dissolution of any Borrower or the adoption of a plan by the stockholders of any Borrower relating to the dissolution or liquidation of any Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Parent, or the Board of Directors of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Parent, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or cessation of legal capacity) to constitute a majority of the Board of Directors of Parent then still in office; (e) in the case of any Borrower other than Parent, Parent or Borrowers that own beneficially and of record, Voting Stock of other Borrowers on the date of this Agreement shall cease to own beneficially and of record, one hundred (100%) percent of the voting power of the total outstanding Voting Stock of each such other Borrower or shall cease to control the appointment of the Board of Directors of each such Borrower; or (f) the failure of the Permitted Holders to own more than twenty-five (25%) percent of the voting power of the total outstanding Voting Stock of Parent.

     1.36 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.37 "Collateral" shall have the meaning set forth in Section 5.1 hereof.

     1.38 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, has against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it

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holds and will hold possession of the Collateral for the benefit of Agent and agrees to follow all instructions of Agent with respect thereto.

     1.39 "Congress" shall mean Congress Financial Corporation (New England) , a Massachusetts corporation, and its successors and assigns.

     1.40 "Consolidated Annualized EBITDA" means, as of any date of determination, the product of (i) the aggregate amount of Consolidated EBITDA for those fiscal quarters commencing on or after October and ending on or prior to such date of determination , multiplied by (ii) a fraction, the numerator of which shall be the number 12 and the denominator of which shall equal the total number of calendar months that have elapsed since October 1, 2002.

     1.41 "Consolidated EBITDA" shall mean with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period, in each case and to the extent deducted in determining Consolidated Net Income of such Person for such period:
(A) Consolidated Net Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation expense determined on a consolidated basis in accordance with GAAP, and (D) amortization expense determined on a consolidated basis in accordance with GAAP.

     1.42 "Consolidated Net Income" shall mean with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication): (a) any extraordinary or non recurring gains or losses or gains or losses from dispositions of assets of such Person and Subsidiaries (other than Inventory in the ordinary course of business on ordinary business terms), (b) restructuring charges, (c) effects of discontinued operations, (d) interest income, and (e) extraordinary or non recurring costs otherwise included in the calculation of Consolidated Net Income that were incurred during 2002 in connection with the Acquisition and the related financing transactions.

     1.43 "Consolidated Net Interest Expense" shall mean with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period, (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), and (C) amortization of extraordinary or non recurring costs otherwise included in gross interest expense that were incurred during 2002 in connection with the Acquisition and the related financing transactions (but only to the extent such costs would be deducted in the determination of Consolidated Net Income without regard to the exclusion set forth in clause (e) of the definition of "Consolidated Net Income") plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

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     1.44 "Credit Facility" shall mean, collectively, the US Credit Facility and the Canadian Credit Facility.

     1.45 "Currency Due" shall have the meaning set forth in Section 11.6 hereof.

     1.46 "Deed of Hypothec" means, collectively, (a) Deed of Hypothec executed or to be executed by Clean Harbors Mercier, Inc. (currently, Safety-Kleen Services (Mercier) Ltd.), a Quebec corporation, pursuant to which it hypothecates its Collateral in favour of the Agent pursuant to the provisions of
Article 2692 of the Civil Code of Quebec, and (b) the Deed of Hypothec executed or to be executed by Clean Harbors Quebec, Inc. (currently, Safety-Kleen Services (Quebec) Ltd.), a Quebec corporation, pursuant to which it hypothecates its Collateral in favour of the Agent pursuant to the provisions of Article 2692 of the Civil Code of Quebec.

     1.47 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

     1.48 "Default Rate" shall mean the Interest Rate specified in the proviso to Section 1.83 hereto.

     1.49 "Delinquent Lender" shall have the meaning set forth in Section 13.5(c) hereof.

     1.50 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, a Borrower, and any bank at which any deposit account of any Borrower is at any time maintained and such Borrower which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account (in the case of the US Borrowers) and to the Canadian Payment Account (in the case of the Canadian Borrowers) all available funds received or deposited into the Blocked Accounts.

     1.51 "Division" shall have the meaning set forth in the recitals.

     1.52 "Eligible Accounts" shall mean Accounts created by Borrowers which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

     (a) such Accounts arise from the actual and bona fide sale and delivery of Inventory by a Borrower or rendition of services by a Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

     (b) such Accounts are not unpaid more than the ninety (90) days after the date of the original invoice for them;

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     (c)  such Accounts comply with the terms and conditions contained in
          Section 7.2(b) of this Agreement;

     (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

     (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, Puerto Rico or Canada (provided, that, at any time promptly upon Agent's request, Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Puerto Rico or Canada in accordance with the applicable laws of the Commonwealth of Puerto Rico or the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable laws of Puerto Rico or Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America, Puerto Rico or Canada, then if: (i) the account debtor has delivered to Borrowers an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in US dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and Borrowers have complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

     (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon a Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

     (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by any Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

     (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

     (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent as to Accounts of US Borrower and first priority, valid and perfected security interest, lien and first ranking hypothec of Agent and, to the extent applicable, in the case of the Hypothec, the Canadian Lender, as to Accounts of Canadian Borrowers and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any claims, liens, security interest or hypothecs except those permitted in this Agreement;

     (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower;

     (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, Canada, any Province, political subdivision, department, agency or instrumentality thereof, unless, upon Agent's request, if (i) the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, such Borrower has assigned its rights to payment of such Account to Agent pursuant to and in accordance with the Federal Assignment of Claims Act of 1940, as amended, or pursuant to any similar State or local law, regulation or requirement or (ii) the account debtor is Her Majesty in right of Canada or any Canadian provincial or local governmental entity, or any ministry, such Borrower has assigned its rights to payment of such Account to Agent pursuant to and in accordance with the Financial Administration Act, R.S.C. 185, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement;

     (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

     (m) such Accounts are not evidenced by or arising under any instrument or chattel paper;

     (n) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

     (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

     (p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrowers to seek judicial enforcement in such State of payment of such Account, unless the Borrower doing business with such account debtor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

     (q) such Accounts are owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limit with respect to such account debtors as determined by Borrowers from time to time and as is reasonably acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

     (r) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrowers prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.53 "Eligible Assignee" shall mean any of the following: (i) a commercial bank, insurance company, or finance company or a subsidiary thereof organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000 or, in the case of the Canadian Credit Facility, any Affiliate thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP or, in the case of the Canadian Credit Facility, any Affiliate thereof; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, finance company or other financial institution or Affiliate thereof approved by the Agent, in good faith.

     1.54 "Environmental Laws" shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario), and the Environmental Protection Act (Ontario) and any equivalent act or statute in Quebec or New Brunswick; (ii) applicable state or provincial counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.55 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.56 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

     1.57 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.58 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan;

(h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $250,000.00.

     1.59 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

     1.60 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.61 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.62 "Excess Availability" shall mean:

          (a) as to US Borrowers, the amount, as determined by Agent, calculated at any time, equal to: (a) the lesser of: (i) the US Borrowing Base and (ii) the US Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of US Borrowers, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of US Borrowers which are more than sixty (60) days past due as of such time, plus (iii) the aggregate amount of checks issued by US Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent (but without duplication of clause (b)(ii)) and the aggregate book overdraft of US Borrowers; and

          (b) as to Canadian Borrowers, the amount, as determined by Agent, calculated at any time, equal to: (a) the lesser of: (i) the Canadian Borrowing Base and (ii) the Canadian Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Canadian Borrowers, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Canadian Borrowers which are more than sixty (60) days past due as of such time, plus (iii) the aggregate amount of checks issued by Canadian Borrowers to pay trade payables and other obligations which are more than sixty
(60) days past due as of such time, but not yet sent (but without duplication of clause (b)(ii)) and the aggregate book overdraft of Canadian Borrowers.

     1.63 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

     1.64 "Exchange Rate" shall mean the prevailing spot rate of exchange of Reference Bank or, in the case of the Canadian Credit Facility, Bank of Montreal or if such rate is not available from Reference Bank or Bank of Montreal, as applicable, such other bank as Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. Boston time, on the date on which any such conversion of currency is to be made under this Agreement.

     1.65 "Excluded Taxes" shall have the meaning set forth in Section 6.8 hereof.

     1.66 "Federal Funds Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such a rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

     1.67 "Federal Government Account" shall mean an Account in which the account debtor with respect to such Account is the United States of America or Canada or a department, agency or instrumentality thereof.

     1.68 "Final Order" shall have the meaning set forth in Section 4.1(k) hereof.

     1.69 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, hypothecs, mortgages, deeds of trust, deeds to secure debts, deposit account control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement.

     1.70 "First Rate" shall have the meaning set forth in Section 3.1(e) hereof.

     1.71 "Fixed Charge Coverage Ratio" shall mean with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid (excluding any prepayment of the Term Debt) during such period (and in the case of this Agreement, to the extent there is an equivalent permanent reduction in the Maximum Credit and Revolving Loan Limits hereunder), plus (B) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus
(C) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of any Borrower, dividends or distributions paid by such Borrower to any other Borrower) during such period, plus (E) Capital Expenditures made by such Person and its Subsidiaries during such period. In determining the Fixed Charge Coverage Ratio for a particular period (w) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (x) interest on

Indebtedness bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period; (y) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and
(z) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

     1.72 "FRBP" shall have the meaning set forth in Section 4.1(k) hereof.

     1.73 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17 and 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

     1.74 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.75 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.76 "Hedging Agreements" shall mean any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

     1.77 "Inactive Subsidiaries" shall mean the Subsidiaries of the Borrowers listed on Schedule 2.

     1.78 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

     1.79 "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.80 "Intellectual Property" shall mean Borrowers' now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

     1.81 "Intercreditor Agreement" shall mean the Intercreditor Agreement among Agent, Term Loan Agent, and Borrowers as such may be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.82 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar

Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.83 "Interest Rate" shall mean, as to US Prime Rate Loans, a rate equal to the US Prime Rate, as to Canadian Prime Rate Loans, a rate equal to the Canadian Prime Rate and as to Eurodollar Rate Loans, a rate of three (3.00%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and one half (2.50%) percent per annum in excess of the rate then applicable as to Prime Rate Loans and the rate of five and one half (5.50%) percent per annum in excess of the rate then applicable as to Eurodollar Rate Loans, at Agent's option (or as directed by the Majority Lenders), without notice, (a) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Agent's knowledge or consent and whether made before or after an Event of Default).

     1.84 "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by any Borrower as lessor; (b) are held by any Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by any Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in their business.

     1.85 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, a Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower and including such other terms and conditions as Agent may require.

     1.86 "Judgment Currency" shall have the meaning set forth in Section 11.6 hereof.

     1.87 "LC Participant" shall have the meaning set forth in Section 2.4(j) hereof.

     1.88 "Lender" shall have the meaning set forth in the preamble hereto and, with respect to Letter of Credit Accommodations, any issuer of a Letter of Credit Accommodation including, without limitation, the Reference Bank in the case of the US Credit Facility and Bank of Montreal in the case of the Canadian Credit Facility.

     1.89 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either: (a) issued or opened by Agent or any Lender for the account of any Borrower or any Obligor, or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer including, without limitation, the Reference Bank or Bank of Montreal, as applicable, the performance by any Borrower of its obligations to such issuer: sometimes being referred to herein individually as a "Letter of Credit Accommodation".

     1.90 "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

     1.91 "Loans" shall mean the Revolving Loans, Overadvances and the SwingLine Loans.

     1.92 "Majority Lenders" shall mean, as of any date, Lenders whose Pro Rata Shares aggregate 51% or more of the Credit Facilities; provided that if any Lender breaches its obligation to fund any Loan, for so long as such breach exists, its Pro Rata Share for the purpose of determining voting rights hereunder shall be reduced to zero.

     1.93 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000.00 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, non-performance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of any Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Agent or Lenders hereunder or thereunder.

     1.94 "Maximum Credit" shall mean the amount of $100,000,000.

     1.95 "Movable Hypothec" means, collectively, (a) the Movable Hypothec executed or to be executed by Clean Harbors Mercier, Inc. (currently, Safety-Kleen Services (Mercier), Ltd.), a Quebec corporation, pursuant to which it pledges the bond issued or to be issued under the Deed of Hypothec executed or to be executed by it in favour of the Agent, and (b) the Movable Hypothec executed or to be executed by Clean Harbors Quebec, Inc. (currently, Safety-Kleen Services (Quebec), Ltd.), a Quebec corporation, pursuant to which it pledges the bond issued or to be issued under the Deed of Hypothec executed or to be executed by it in favour of the Agent.

     1.96 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

     1.97 "Municipal Government Account" shall mean an Account in which the account debtor with respect to such Account is a state, province or a political subdivision, department, agency or instrumentality thereof.

     1.98 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof, and (b) returns,

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discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.99 "Net Amount of Federal Government Accounts" shall mean the gross amount of Federal Government Accounts less (a) sales, excise or similar taxes included in the amount thereof, and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.100 "New Lending Office" shall have the meaning set forth in Section 6.8(e) hereof.

     1.101 "Non-U.S. Person" shall have the meaning set forth in Section 6.8(e) hereof.

     1.102 "Obligations" shall mean any and all Revolving Loans, Overadvances, SwingLine Loans, Loans made by Agent pursuant to Section 6.6 hereof, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Agent and/or Lenders and/or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or under the other Financing Agreements, including, without limitation, with respect to any Hedging Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender.

     1.103 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

     1.104 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other exercise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

     1.105 "Overadvances" shall have the meaning set forth in Section 2.1(e).

     1.106 "Parent" shall mean Clean Harbors, Inc., a Massachusetts corporation, and its successors and assigns.

     1.107 "Permitted Holders" shall mean the persons listed on Exhibit C hereto and their respective successors and assigns.

     1.108 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint

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stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.109 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

     1.110 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec, the Personal Property Security Act as in effect in the Province of New Brunswick or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

     1.111 "Prime Rate Loans" shall mean US Prime Rate Loans and Canadian Dollar Prime Rate Loans.

     1.112 "Priority Payables" shall mean, as to any Canadian Borrower at any time, (a) the full amount of the liabilities of such Borrower at such time which
(i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Eligible Accounts of such Borrower under Federal, Provincial, State, county, district, municipal, or local law, or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed.

     1.113 "Pro Rata Share" shall mean, with respect to a Lender at any time, such Lender's percentage of the US Credit Facility or Canadian Credit Facility, as applicable, as set forth on Schedule 1 thereto.

     1.114 "Proportionate Share" shall have the meaning set forth in Section
14.3 hereof.

     1.115 "Purchase Agreements" shall mean, individually and collectively, the Acquisition Agreement, dated February 22, 2002, as amended as of March 8, April 30 and September 6, 2002 between Parent and Safety-Kleen Services, Inc., together with bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that, the term "Purchase Agreements" as used herein shall not include any of the "Financing Agreements" as such term is defined herein.

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     1.116 "Purchased Assets" shall mean all of the assets and properties acquired by Borrowers from Sellers pursuant to the Purchase Agreements.

     1.117 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

     1.118 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower: (a) all Accounts; (b) all amounts at any time payable to any Borrower in respect of the sale or other disposition by such Borrower of any Account or other obligation for the payment of money;
(c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of each Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrowers) or otherwise associated with any Accounts, Inventory or general intangibles of Borrowers (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance relating to or arising out of Collateral and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is beneficiary).

     1.119 "Receiver" shall have the meaning set forth in Section 10.2(j) hereof.

     1.120 "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

     1.121 "Reference Bank" shall mean Wachovia Bank, National Association, and its successors and assigns, or such other bank as Agent may from time to time designate.

     1.122 "Register" shall have the meaning set forth in Section 12.8 hereof.

     1.123 "Report" shall have the meaning set forth in Section 13.13 hereof.

     1.124 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies

                                       21

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or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower or any Obligor or (iii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.4 hereof;
or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default; or (e) to reflect the amounts of the Priority Payables; or (f) to reflect Agent's good faith estimate of the amount necessary to reflect changes in applicable currency exchange rates or currency exchange markets; or (g) to reflect rent and other amounts as Agent may determine in good faith payable to owners, lessor or licensors of Real Property leased or used by any Borrower, which do not enter into Collateral Access Agreements acceptable to Agent. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

     1.125 "Revolving Loan Limit" shall mean, with respect to each Lender at any time, the amount set forth on Schedule 1 hereto representing the aggregate amount such Lender has agreed to make in Revolving Loans and to participate in Letter of Credit Accommodations under the US Credit Facility or Canadian Credit Facility, as applicable, hereunder.

     1.126 "Revolving Loan Priority Collateral" shall have the meaning given such term in the Intercreditor Agreement.

     1.127 "Revolving Loans" shall mean the loans now or hereafter made by Lenders to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.128 "Sale Order" shall have the meaning set forth in Section 4.1(k) hereof.

     1.129 "Sellers" shall mean Safety-Kleen Services, Inc., a Delaware corporation, and its subsidiaries that are sellers under the Purchase Agreements, and their successors and assigns.

     1.130 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

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     1.131 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

     1.132 "SwingLine Loans" shall have the meaning set forth in Section 2.3 hereof.

     1.133 "Taxes" shall mean any and all future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     1.134 "Termination Date" shall the meaning set forth in Section 12.1 hereof.

     1.135 "Term Debt" shall mean the term loans made by the Term Loan Lenders under the Term Loan Agreement and all indebtedness, liabilities and obligations of every kind, nature and description owing by any Borrower to Term Loan Lenders under the Term Loan Agreement, whether now existing or hereafter arising.

     1.136 "Term Loan Agreement" shall mean the Financing Agreement dated as of the date hereof among the Term Loan Agent, Term Lenders, and Borrowers and all promissory notes, instruments, documents and agreements now or hereafter executed and delivered by any Borrower or any Obligor in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.137 "Term Loan Agent" shall mean Ableco Finance, LLC in its capacity as agent for the Term Loan Lenders under the Term Loan Agreement.

     1.138 "Term Loan Lenders" shall mean the lenders identified in the Term Loan Agreement to be making the Term Debt available to Borrowers and their respective successors and assigns.

     1.139 "Transferee" shall have the meaning set forth in Section 6.8 hereof.

     1.140 "UCC" shall mean the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

     1.141 "US Borrowers" shall mean Parent, each of its Subsidiaries (other than Canadian Borrowers and Inactive Subsidiaries) and each of their successors and assigns.

     1.142 "US Borrowing Base" shall mean, at any time, as to US Borrowers, the amount equal to: (a) eighty (80%) of the Net Amount of Eligible Accounts of US Borrowers (including

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

all Municipal Government Accounts of US Borrowers that are Eligible Accounts), plus (b) sixty-five (65%) percent of the Net Amount of Federal Government Accounts of US Borrowers that are Eligible Accounts, less (c) any Reserves attributable to US Borrowers.

     1.143 "US Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of US Borrowers pursuant to
Section 2 hereof.

     1.144 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

     1.145 "US Dollar Loans" shall mean any Loans or portion thereof which are denominated in US Dollars.

     1.146 "US Dollars", "US$" and "$" shall each mean lawful currency of the United States of America.

     1.147 "US Lenders" shall mean, collectively, all Lenders other than Canadian Lender; sometimes being referred to herein individually as a "US Lender".

     1.148 "US Letter of Credit Accommodations" shall mean Letter of Credit Accommodations made by US Lenders under the US Credit Facility.

     1.149 "US Maximum Credit" shall mean $100,000,000 less the US Dollar Equivalent of C$20,000,000.

     1.150 "US Overadvances" shall have the meaning set forth in Section 2.1(d).

     1.151 "US Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.152 "US Prime Rate Loans" shall mean any US Dollar Loans or portion thereof on which interest is payable based on the US Prime Rate in accordance with the terms thereof.

     1.153 "US Revolving Loans" shall mean Revolving Loans made by US Lenders under the US Credit Facility.

     1.154 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

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

SECTION 2. CREDIT FACILITIES.

     2.1 Revolving Loans.

            (a) Subject to and upon the terms and conditions contained herein, each of the US Lenders severally, but not jointly, agrees to make Revolving Loans to US Borrowers from time to time in amounts requested by US Borrowers up to the amount equal to the lesser of such Lender's (i) Pro Rata Share of the US Borrowing Base or (ii) such US Lender's Revolving Loan Limit.

            (b) Subject to and upon the terms and conditions contained herein, Canadian Lender agrees to make Revolving Loans to each Canadian Borrower from time to time in amounts requested by each such Canadian Borrower up to the aggregate amount for all Canadian Borrowers equal to the lesser of (i) Canadian Lender's Pro Rata Share of the Canadian Borrowing Base or (ii) Canadian Lender's Revolving Loan Limit; provided that each Canadian Borrower shall only be permitted to borrow hereunder with respect to the amount of its specific Canadian Borrowing Base.

            (c) Agent may, in its discretion (and shall, upon the direction of the Majority Lenders), from time to time, upon not less than five (5) days prior notice to Borrowers with respect to the US Credit Facility or Canadian Credit Facility, as applicable, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent and Majority Lenders may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Reserves.

            (d) Insofar as US Borrowers may request and Agent or Majority Lenders (as provided below) may be willing, in their sole and absolute discretion, to make Revolving Loans to US Borrowers at a time when the unpaid balance of the Revolving Loans and SwingLine Loans plus the amount of Letter of Credit Accommodations, exceeds, or would exceed with the making of any such Revolving Loan, the US Borrowing Base (and such Loan or Loans being herein referred to individually as an "US Overadvance" and collectively, as "US Overadvances"), Agent (unless otherwise directed by the Majority Lenders) shall make such US Overadvances to the US Borrowers or Agent may, at its option, charge any loan account(s) of US Borrowers for the ratable account of the US Lenders in an aggregate outstanding principal amount not to exceed the lesser of $10,000,000 or ten (10%) percent of the US Borrowing Base; provided that the US Overadvances plus the US Dollar Equivalent of the Canadian Overadvances shall not at any time exceed the lesser of $10,000,000 or ten (10%) percent of the Borrowing Base. All US Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided for US Prime Rate Loans in clause (b) of the proviso to Section 1.83, the definition of "Interest Rate"; provided, however, that US

Overadvances to be made after the occurrence and during the continuation of an Event of Default shall require the consent of Majority Lenders. Any US Overadvance made pursuant to the terms hereof shall be made by all US Lenders ratably in accordance with their respective Pro Rata Shares. The foregoing notwithstanding, in no event, unless otherwise consented to by all US Lenders,
(i) shall any such US Overadvances be outstanding for more than sixty (60) consecutive days, (ii) after all outstanding US Overadvances have been repaid, shall Agent or Majority Lenders authorize the making of any additional US Overadvances unless sixty (60) days or more have expired since the last date on which any US Overadvances were outstanding, (iii) shall US Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day
(180) period or (iv) shall Agent make Revolving Loans on behalf of US Lenders under this Section 2.1(d) to the extent such Revolving Loans would cause a US Lender's share of the Revolving Loans to exceed such US Lender's Revolving Loan Limit.

            (e) Insofar as Canadian Borrowers may request and Agent or Majority Lenders (as provided below) may be willing, in their sole and absolute discretion, to make Revolving Loans to Canadian Borrowers at a time when the unpaid balance of the Revolving Loans and SwingLine Loans plus the amount of Letter of Credit Accommodations, exceeds, or would exceed with the making of any such Revolving Loan, the Canadian Borrowing Base (and such Loan or Loans being herein referred to individually as an "Canadian Overadvance" and collectively, as "Canadian Overadvances", and together with US Overadvances, as "Overadvances"), Agent (unless otherwise directed by the Majority Lenders) shall make such Canadian Overadvances to the Borrowers or Agent may, at its option, charge any loan account(s) of Canadian Borrowers for the ratable account of the Lenders in an aggregate outstanding principal amount not to exceed the lesser of C$2,000,000 or ten (10%) percent of the Canadian Borrowing Base; provided that the US Dollar Equivalent of Canadian Overadvances plus the US Overadvances shall not at any time exceed the lesser of $10,000,000 or ten (10%) of the Borrowing Base. All Canadian Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided for Canadian Prime Rate Loans in clause (b) of the proviso to Section 1.83, the definition of "Interest Rate"; provided, however, that Canadian Overadvances to be made after the occurrence and during the continuation of an Event of Default shall require the consent of Majority Lenders. Any Canadian Overadvance made pursuant to the terms hereof shall be made by all Canadian Lenders ratably in accordance with their respective Pro Rata Shares. The foregoing notwithstanding, in no event, unless otherwise consented to by all Canadian Lenders, (i) shall any such Canadian Overadvances be outstanding for more than sixty (60) consecutive days, (ii) after all outstanding Canadian Overadvances have been repaid, shall Agent or Majority Lenders authorize the making of any additional Canadian Overadvances unless sixty (60) days or more have expired since the last date on which any Canadian Overadvances were outstanding, (iii) shall Canadian Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day
(180) period or (iv) shall Agent make Revolving Loans on behalf of Canadian Lenders under this Section 2.1(e) to the extent such Revolving Loans would cause a Lender's share of the Revolving Loans to exceed such as Lender's Revolving Loan Limit.

     2.2 Maximum Loans. Unless consented to by all the Lenders, in Lenders' discretion, (a) the aggregate amount of the US Revolving Loans and the US Letter of Credit Accommodations outstanding at any time shall not exceed the US Maximum Credit; (b) the aggregate amount of the Canadian Revolving Loans and the Canadian Letter of Credit Accommodations shall not exceed the Canadian Maximum Credit and (c) the aggregate US

Dollar Amount of the Revolving Loans and Letter of Credit Accommodations shall not exceed the Maximum Credit. In the event that, except as provided in Section 2.1(d) or (e), the outstanding amount of any component of the US or Canadian Loans, as applicable, or the aggregate amount of the outstanding US or Canadian Loans, as applicable, and US or Canadian Letter of Credit Accommodations, as applicable, exceed the amounts available pursuant to the applicable Borrowing Base, the sublimits for US Letter of Credit Accommodations or Canadian Letter of Credit Accommodations as applicable set forth in Section 2.4(f) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent and Lenders in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent for the benefit of the relevant Lenders the entire amount of any such excess(es) for which payment is demanded.

     2.3 SwingLine Loans. In order to reduce the frequency of transfers of funds from US Lenders to Agent for making US Revolving Loans and subject to the terms and conditions of this Agreement, Agent shall be permitted (but not required) to make loans to US Borrowers (such loans to be designated as "SwingLine Loans"); provided, that the aggregate principal amount of SwingLine Loans outstanding at any time will not (i) exceed $10,000,000; (ii) when added to the principal amount of Agent's other US Revolving Loans then outstanding plus Agent's participation in the US Letter of Credit Accommodations, exceed Agent's Revolving Loan Limit; or (iii) when added to the principal amount of all US Revolving Loans then outstanding plus the US Letter of Credit Accommodations, exceed the US Borrowing Base. Within the foregoing limits, US Borrowers may borrow, repay and reborrow SwingLine Loans. SwingLine Loans may only be borrowed as US Prime Rate Loans. Notwithstanding the foregoing, not more than two (2) Business Days after (a) Lenders receive notice from Agent that a SwingLine Loan has been advanced in respect of a drawing under a US Letter of Credit Accommodation or (b) in any other circumstance, demand is made by Agent during the continuance of an Event of Default, each US Lender shall irrevocably and unconditionally purchase and receive from the Agent without recourse or warranty from Agent an undivided interest and participation in each SwingLine Loan to the extent of such US Lender's Pro Rata Share thereof, by paying to the Agent in immediately available funds, an amount equal to such US Lender's Pro Rata Share.

     2.4 Letter of Credit Accommodations.

         (a) Subject to and upon the terms and conditions contained herein, at the request of US Borrowers, Agent agrees to provide or arrange for Letter of Credit Accommodations for the account of US Borrowers containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by Agent to any issuer thereof and/or related parties in connection with the US Letter of Credit Accommodations shall constitute additional US Revolving Loans by Lenders to Borrowers pursuant to this Section 2.

         (b) Subject to and upon the terms and conditions contained herein, at the request of Canadian Borrowers (or Parent on behalf of Canadian Borrowers), Agent agrees to cause the Canadian Lender to arrange for Letter of Credit Accommodations for the account of Canadian Borrowers containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by Agent or Canadian Lender to any issuer thereof and/or related parties in connection with the Canadian Letter of Credit Accommodations shall constitute additional Canadian Revolving Loans by Lenders to Canadian Borrowers pursuant to this Section 2.

         (c) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, the applicable Borrowers shall pay to Agent for the ratable benefit of the applicable Lenders a letter of credit fee at a rate equal to three (3%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Agent for the ratable benefit of Lenders such letter of credit fee, at Agent's option (or at the direction of Majority Lenders), without notice, at a rate equal to five and one-half (5.50%) percent per annum on such daily outstanding balance for:
(i) the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

         (d) Borrowers shall give Agent two (2) Business Days' prior written notice of Borrowers' request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodation may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrowers shall attach to such notice the proposed form of the Letter of Credit Accommodation.

         (e) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrowers shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the applicable Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or Canadian Lender, as applicable, with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the amount set forth in this Section 2.4(e).

         (f) Except in Agent's and Majority Lenders' discretion, the US Dollar Equivalent of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent in connection therewith shall not at any time exceed $20,000,000.

         (g) Each Borrower shall indemnify and hold Agent and each Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State, Provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Agent and each Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or Canadian Lender, as applicable, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.4 shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

         (h) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrowers as the account party therein and to deliver to Agent or Canadian Lender, as applicable, all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's or Canadian Lender, as applicable, instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Neither Agent or Canadian Lender, as applicable, shall have any liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or Canadian Lender unless Agent or Canadian Lender, as applicable, has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Agent or Canadian Lender, as applicable, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Agent and Canadian Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods, or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent or Canadian Lender, as applicable, may take such actions either in its own name or in any Borrower's name.

         (i) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Agent or Canadian Lender, as applicable. Any duties or obligations undertaken by Agent or Canadian Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent or Canadian Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Agent or Canadian Lender, as applicable, and to apply in all respects to Borrowers.

         (j) To induce Agent to issue or cause to be issued Letter of Credit Accommodations, each Lender (an "LC Participant") under the Canadian Credit Facility or US Credit Facility, as applicable, irrevocably agrees to accept and purchase and hereby accepts and purchases, on the terms and conditions hereinafter stated, for such LC Participant's own account and risk, an undivided interest and participation equal to such LC Participant's Pro Rata Share in the Agent's or Canadian Lender's obligations and rights under each Letter of Credit Accommodation. Each LC Participant unconditionally and irrevocably agrees with the Agent or Canadian Lender, that it shall be directly and unconditionally obligated to the Agent or Canadian Lender to reimburse the Agent or Canadian Lender upon demand and without setoff or deduction of any kind or nature, for making any payment under any Letter of Credit Accommodation, in an amount equal to such LC Participant's Pro Rata Share multiplied by the amount of such payment made by the Agent or Canadian Lender, as applicable, under such Letter of Credit Accommodation. If any amount required to be paid by any LC Participant to the Agent pursuant hereto in respect of any payment made by the Agent or Canadian Lender under any Letter of Credit Accommodation is not paid to Agent or Canadian Lender on the date such payment is due from such LC Participant, such LC Participant shall pay to the Agent or Canadian Lender, as applicable, on demand an amount equal to the product of (i) such amount, times (ii) (A) the Federal Funds Rate during the period from and including the date such payment is required to and including the third day after such payment is required and (B) thereafter, the Interest Rate applicable to Prime Rate Loans to the date on which such payment is immediately available to the Agent or Canadian Lender, as applicable, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 in the case of US Letters of Credit and the denominator of which is 365 in the case of Canadian Letters of Credit. A certificate of the Agent or Canadian Lender, as applicable, submitted to any LC Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. Whenever, at any time after the Agent or Canadian Lender, as applicable, has made payment under any Letter of Credit Accommodation and has received from any LC Participant its pro rata share of such payment in accordance herewith, and the Agent or Canadian Lender, as applicable, receives any payment from the Borrowers on account of such payment under such Letter of Credit Accommodation (whether directly from the Borrowers or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Agent or Canadian Lender, as applicable), or any payment of interest on account thereof, the Agent shall distribute to such LC Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Agent or Canadian Lender shall be required to be returned by the Agent or Canadian Lender, such LC Participant shall return to the Agent the portion thereof previously distributed by the Agent to it. The obligations of each LC Participant to make payments to the Agent with respect to its participation in any Letter of Credit Accommodation shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Lender or any Borrower may have or have had against the Agent, the issuing bank or any beneficiary of a Letter of Credit Accommodation.

         2.5 Borrower Representative. Each Borrower hereby irrevocably designates the Parent as its representative and agent on its behalf (the "Borrower Representative") for the purpose of requesting on such Borrower's behalf borrowings of US Revolving Loans or Canadian Revolving Loans, as applicable, and the continuation and/or conversion of US Revolving Loans or Canadian Revolving Loans, as applicable, giving instructions with respect to the disbursement of the proceeds of US Revolving Loans or Canadian Revolving Loans, as applicable, to be made to US Borrowers or Canadian Borrowers, as applicable, selecting interest rate options for US Borrowers or Canadian Borrowers, as applicable, requesting US Letter of Credit or Canadian Letter of Credit Accommodations, as applicable, for the account of US Borrowers or Canadian Borrowers, as applicable, giving and receiving on Borrowers' behalf all other notices and consents hereunder or under any of the other Financing Agreements and taking all other actions (including in respect of compliance with covenants) on behalf of Borrowers under the Financing Agreements. The Borrower Representative hereby accepts such appointment. The Agent and each Lender may regard any notice or other communication pursuant to any Financing Agreement from the Borrower Representative as a notice or communication from the US Borrowers or Canadian Borrowers, as applicable, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to the Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. This appointment of Parent as Borrower Representative may not be terminated, rescinded or changed without the prior written consent of Agent, provided that upon Agent's request, the Borrowers shall designate an alternative Borrower Representative satisfactory to Agent.

         2.6 Syndication. Borrowers agree to actively assist Agent in completing the syndication of the Obligations in a manner satisfactory to Agent. In connection with such syndication, Borrowers shall: (a) promptly prepare financial information and projections including balance sheets and income, cash flow and availability projections for dissemination to prospective Lenders as Agent may request and in form and substance satisfactory to Agent, (b) make available senior management and advisors of the Borrowers to meet with prospective Lenders as Agent may request, and (c) assist Agent and its representatives in the preparation of other information and materials to be used in connection with the syndication. Borrowers agree that Agent will exclusively manage all aspects of the syndication including decisions as to the selection and timing of financial institutions to be approached, which financing institutions will be selected to be Lenders and the allocation of Pro Rata Shares and compensation to Lenders.

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

Borrowers further agree, upon Agent's request, to enter into such amendments and modifications to this Agreement and to the other Financing Agreement as Agent may request in connection with such syndication and to respond to requests made by prospective Lenders.

SECTION 3. INTEREST AND FEES.

     3.1    Interest.

            (a) US Borrowers shall pay to Agent for the ratable benefit of US Lenders and Canadian Borrowers shall pay to Agent for the benefit of Canadian Lender interest on the outstanding principal amount of the Loans at the applicable Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

            (b) Borrower Representative may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower Representative shall be in writing on such form or forms as Agent may require and shall specify, without limitation, the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower Representative, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement,
(iii) Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Lenders to make such Loans), and (vii) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lenders and Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrower Representative for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to US Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and

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

approved a request to continue such Eurodollar Rate Loans at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrowers, convert to US Prime Rate Loans in the case of US Dollar Loans in the event that this Agreement shall terminate or not be renewed. US Borrowers shall pay to Agent for the benefit of US Lenders, and Canadian Borrowers shall pay to Agent for the benefit of Canadian Lender, in each case upon demand by any Lender (or Agent or any such Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate such Lender, the Reference Bank or any participant with any such Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d) Interest shall be payable by US Borrowers to Agent for the account of US Lenders and by Canadian Borrowers to Agent for the account of Canadian Lender, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of (i) a three hundred sixty-five (365) day year in the case of Canadian Dollar Loans and (ii) a three hundred sixty (360) day year in the case of US Dollar Loans and in each case based on actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent or to Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

            (e) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a three hundred sixty (360) day year or three hundred sixty-five (365) day year (the "First Rate"), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by three hundred sixty (360) or three hundred sixty-five (365), as applicable.

            (f) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans by or on behalf of Canadian Lender exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under
Section 347 of the Criminal Code (Canada). The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan by or on behalf of Canadian Lender, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

            (g) A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time absent manifest error shall be conclusive evidence of such rate.

            (h) For greater certainty, unless otherwise specified in this Agreement or any of the other Financing Agreements, as applicable, whenever any amount is payable under this

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

Agreement or any of the other Financing Agreements by Borrowers as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method." As an example, when interest is calculated and payable monthly, the rate of interest payable per month is one twelfth (1/12) of the stated rate of interest per annum.

     3.2 Agent Fees. Borrowers shall pay to Agent the fees set forth in the Agent fee letter dated as of the date hereof between Agent and Borrowers.

     3.3 Lender Fees. Borrowers shall pay to Agent for the benefit of Lenders the fees set forth in the Lender fee letter dated as of the date hereof between Agent and Borrowers.

     3.4 Unused Line Fee. Borrowers shall pay to Agent for the ratable benefit of Lenders monthly an unused line fee at a rate equal to one quarter of one (.25%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

     3.5 Changes in Laws and Increased Costs of Loans.

         (a) Notwithstanding anything to the contrary contained herein, the Eurodollar Rate Loans made by a Lender shall, upon notice by such Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall (A) make it unlawful for such Lender, or any participant with such Lender or Reference Bank to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to such Lender or any participant with such Lender or Reference Bank of making or maintaining any Eurodollar Rate Loans by an amount deemed by such Lender to be material, or (C) reduce the amounts received or receivable by such Lender in respect thereof, by an amount deemed by such Lender to be material; or (ii) the cost to such Lender, or any participant with such Lender or Reference Bank of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by such Lender to be material. Borrowers shall pay to such Lender, upon demand by such Lender (or such Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate such Lender or any participant with such Lender or Reference Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of such Lender setting forth the basis for the determination of such amount necessary to compensate such Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

         (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lenders other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of

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

Collateral, Borrowers shall pay to Lenders upon demand by Agent (or Agent or any Lender may, at their option, charge any loan account of Borrowers) any amounts required to compensate Lenders, the Reference Bank or any participant with any Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT.

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and each Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

         (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the existing lenders to Borrowers of their respective financing arrangements (other than Indebtedness permitted by Section 9.9) with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to the Purchased Assets and any assets and properties of Borrowers and each Obligor, and such releases, terminations and other documents shall be duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or any Obligor, as debtor, (ii) PPSA terminations or hypothec discharges or acknowledgments for all PPSA financing statements or hypothecs previously filed or registered by it or any of them or their predecessors, or secured party and any Borrower or any Obligor, as debtor, and (iii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording with the appropriate Governmental Authority;

         (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation or formation of each Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate or limited liability company name of each Borrower as is set forth herein and such document as shall set forth the organizational identification number of each Borrower, if one is issued in its jurisdiction of incorporation or formation);

         (c) no material adverse change shall have occurred in the assets, business or prospects of any Borrower or the Purchased Assets since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or Lenders to enforce the Obligations or realize upon the Collateral;

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

         (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Revolving Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

         (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrowers and by warehouses at which Collateral is located, and the hypothecs, the security interests and liens of Agent upon the Collateral of the Canadian Borrowers.

         (f) the combined Excess Availability of US Borrowers and Canadian Borrowers as determined by Agent, as of the date hereof, shall be not less than the US Dollar Equivalent of $25,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

         (g) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, Borrowers and each bank where any Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and such Borrower (or shall be the bank's customer with respect to such deposit account as Agent may specify);

         (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent for the benefit of itself and the Lenders and Canadian Lender, where applicable, has a valid perfected first priority security interest in, and first ranking hypothec on, all of the Revolving Loan Priority Collateral and a valid perfected second priority security interest in and second ranking hypothec on all other Collateral;

         (i) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation or organization of each Borrower, the jurisdiction of the chief executive office of each Borrower and all jurisdictions in which assets of Borrowers are located, which search results shall be in form and substance satisfactory to Agent;

         (j) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

         (k) The order dated June 18, 2002 of the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court") approving the sale of the Division of the Sellers to Parent pursuant to Sections 363/365 of the United States Bankruptcy Code (the "Sale Order") shall be in form and substance satisfactory to the Agent and shall be a Final Order. The Sale Order shall have been signed and entered by the Bankruptcy Court and a certified copy thereof shall have been delivered to Agent. The Sale Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended. For purposes hereof, "Final Order" means an order of the Bankruptcy Court with respect to which (x) no appeal has been filed within the time period specified by Rule 8002(a) of the Federal Rules of Bankruptcy Procedure ("FRBP"), (y) in the event a timely appeal has been filed, the effectiveness of such order has not been stayed in accordance with Rule 8005 of the FRBP, or (z) in the event such order was stayed pending appeal, such stay has been terminated by a subsequent court order.

         (l) Agent shall have received, in form and substance satisfactory to Agent, evidence that the Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreements and Sales Order have been consummated prior to or contemporaneously with the execution of this Agreement and that, pursuant thereto, Borrowers have acquired good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder;

         (m) Agent shall have received, in form and substance satisfactory to Agent, a pro-forma balance sheet of Borrowers reflecting the initial transactions contemplated hereunder, including, but not limited to, (i) the consummation of the acquisition of the Purchased Assets by Borrowers from Sellers and the other transactions contemplated by the Sale Order and Purchase Agreements, and (ii) the Loans and Letter of Credit Accommodations provided by Lenders, Term Lenders to Borrowers on the date hereof and the use of the proceeds of the initial Loans as provided herein and the initial advances of Term Debt, accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrowers stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

         (n) The Term Loan Agreement shall be in form and substance satisfactory to Agent, all conditions precedent to the making of the term loans thereunder shall have been satisfied and Borrowers shall have received not less than (i) $100,000,000 in cash proceeds from term loans A made by the Term Loan Lenders and (ii) $35,000,000 in cash proceeds from term loans B made by the Term Loan Lenders under the Term Loan Agreement;

         (o) Parent shall have received not less than $25,000,000 in cash proceeds from the issuance of its Series C convertible preferred stock pursuant to documentation in form and substance satisfactory to Agent and to investors acceptable to Agent;

         (p) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Agent may request; and

         (q) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Agent and Lenders making Loans and/or

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

providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

         (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

         (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements; or (ii) has or could reasonably be expected to have a material adverse effect on the assets, business or prospects of any Borrower or would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Agent and Lenders to enforce any Obligations or realize upon any of the Collateral;

         (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

         (d) In addition to the other conditions precedent to Agent and Lenders making Loans and/or providing Letter of Credit Accommodations to Borrowers, the conditions to Loans and Letter of Credit Accommodations by or on behalf of Canadian Lender in favor of Canadian Borrowers shall also include that no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Agent, Canadian Lender or any other Person in respect of a Canadian Borrower or otherwise issued in respect of a Canadian Borrower.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST.

     5.1    Grant of Security Interest.

            (a) To secure payment and performance of all Obligations, each Borrower hereby grants to Agent for the benefit of itself and each Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent for the benefit of itself and each Lender as security, and each Canadian Borrower hereby grants to Agent a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent for the benefit of itself and each Lender as security, all personal and real property and fixtures and interests in property and fixtures of each Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent for the benefit of itself and each Lender or by any Lender, collectively, the "Collateral"), including:

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

         (i)     all Accounts;

         (ii) all general intangibles, including, without limitation, all Intellectual Property;

         (iii) all goods, including, without limitation, Inventory and Equipment;

         (iv)    all Real Property and fixtures;

         (v) all chattel paper (including all tangible and electronic chattel paper);

         (vi)    all instruments (including all promissory notes);

         (vii)   all documents;

         (viii)  all deposit accounts;

         (ix) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

         (x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including
                 (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         (xi) all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and all monies, credit balances, deposits and other property of any Borrower now or hereafter held or received by or in transit to Agent, any Lender or any of their Affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

         (xii) all commercial tort claims, including, without limitation, those identified in the Information Certificates;

         (xiii)  to the extent not otherwise described above, all Receivables;

         (xiv)   all Records;

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

         (xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral; and

         (xvi) as to Canadian Borrowers only, a hypothec to and in favor of each of Agent and Canadian Lender to the extent of the sum of C$200,000,000 in lawful money of Canada with interest thereon at the rate of twenty-five (25%) percent, with respect to all of its rights and interests to the Collateral.

         (b) Notwithstanding anything to the contrary set forth in 5.1(a) above, the types of collateral described in such Section shall not include the last day of the term of any lease or agreement to which any Canadian Borrower is a party therefor but upon enforcement of the security interest the applicable Canadian Borrower shall stand possessed of such last day in trust to assign the same to any person acquiring the term of the lease or agreement therefor.

   5.2   Perfection of Security Interests.

         (a) Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and each such Borrower as debtor, as Agent may require, and including any other information with respect to each such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction or under the PPSA as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and each such Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Agent to adopt on behalf of each such Borrower any symbol required for authenticating any electronic filing. In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and any Borrower as debtor.

         (b) Borrowers do not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificates. In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), Borrowers shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that any Borrower may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case, except as Agent may otherwise agree. At Agent's option, Borrowers shall, or Agent may at any time on behalf of Borrowers, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend

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

referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (New England), as agent for itself and certain other lending institutions, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

         (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrowers shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrowers shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

         (d) Borrowers do not have any deposit accounts as of the date hereof, except as set forth in the Information Certificates. Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank or other financial institution at which such account is to be opened or established, the individual at such bank or other financial institution with whom such Borrower is dealing and the purpose of the account, (ii) the bank or other financial institution where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower shall, as Agent may specify, either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained, or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers' salaried employees.

         (e) Borrowers do not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificates.

         (i) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by Borrower are uncertificated and are issued to such Borrower or its nominee directly by the issuer thereof, such Borrower shall immediately notify Agent thereof and shall, as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of such Borrower or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

         (ii) Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of a Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower shall, as Agent may specify, either
              (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary, or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

         (f) No Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificates. In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Each Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct, or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

         (g) No Borrower has commercial tort claims as of the date hereof, except as set forth in the Information Certificates. In the event that any Borrower shall at any time after the date hereof have any commercial tort claims, such Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim, and (ii) include the express grant by such Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrowers of this Agreement, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and each Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrowers shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

         (h) Borrowers do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificates and except for goods located in the United States or Canada in transit to a location of Borrowers permitted herein or in the ordinary course of business of Borrowers in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificates or such carriers, Borrowers shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrowers shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

         (i) If a Default or an Event of Default shall occur and be continuing or if the aggregate Excess Availability of all Borrowers is less than the US Dollar Equivalent of $10,000,000 for ten (10) consecutive days or ten (10) days in any thirty (30) day period, upon the request of Agent, (i) Borrowers shall cause Agent's name to be noted as secured party on each certificate of title for titled goods of the Borrowers, if, as determined by Agent, such notation is a condition to attachment, priority or perfection or ability of Agent to enforce, the security interest of Agent in such Collateral, (ii) Borrowers shall execute and deliver to Agent mortgages, charges, hypothecs, deeds of trust or deeds to secure debt, as Agent may determine, in form and substance satisfactory to Agent and in forms appropriate for recording in the real estate records of the jurisdictions in which Borrowers' Real Property is located granting to Agent a lien and mortgage on and security interest in such Real Property, fixtures or other property and cause to be delivered to Agent, in form and substance satisfactory to Agent, valid and effective title insurance policies issued by a company and agent satisfactory to Agent insuring the priority, amount and sufficiency of such mortgages, charges, hypothecs, deeds of trust or deeds to secure debt and containing such legally available endorsements, assurances and affirmative coverages as Agent may reasonably require, with opinions of counsel in form and substance satisfactory to Agent as Agent may reasonably require.

         (j) Borrowers shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements

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

and amendments relating thereto under the UCC, the PPSA or other applicable law, to the extent, if any, that a Borrower's signature thereon is required therefor,
(ii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, or (iii) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on such Collateral, and taking all actions required by any earlier versions of the UCC, the PPSA or by other law, as applicable in any relevant jurisdiction.

     5.3 Exclusion from Collateral of Cash Collateral Maintained at L/C Issuer Under Cash Collateral Control Agreement. Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include the cash and Cash Equivalents deposited in the collateral account maintained at the L/C Issuer (as such term is defined in the Term Loan Agreement) pursuant to the Cash Collateral Control Agreement among Borrowers, Term Loan Agent and the L/C Issuer entered into under the Term Loan Agreement that secures the letters of credit issued by the L/C Issuer from time to time.

SECTION 6. COLLECTION AND ADMINISTRATION.

     6.1 Borrowers' Loan Account. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers, and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

     6.2 Statements. Agent shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

     6.3   Collection of Accounts.

           (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Receivables and all payments constituting proceeds of other Revolving Loan Priority Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers shall deliver, or cause to be delivered to Agent, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become bank's customer with respect to the Blocked Accounts and promptly upon Agent's request, Borrowers shall execute and deliver such agreements or documents as Agent may require in connection therewith. Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Agent, whether in respect of the Receivables or other Revolving Loan Priority Collateral or otherwise shall be treated as payments to Agent for the benefit of itself and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

           (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account or the Canadian Payment Account (as the case may be) provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account(s) on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account or the Canadian Payment Account (as the case may be) provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day and such amount shall be retained by the Agent. In the event that at any time or from time to time there are no Loans outstanding, Borrowers shall pay an administrative charge to Agent in an amount equivalent to the interest Borrowers would have paid for such Business Day had there been Loans outstanding on such day which charge shall be paid to Agent.

           (c) Each Borrower and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent and Lenders, receive, as the property of Agent and Lenders, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Revolving Loan Priority Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent for the benefit of itself and Lenders. In no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Agent and Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's or any Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Agent and Lenders for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

           (d) No Borrower shall permit any payment relating to or constituting proceeds of Collateral other than Revolving Loan Priority Collateral to be deposited into any Blocked Account or the Agent Payment Account or the Canadian Payment Account. All payments relating to or constituting proceeds of Collateral other than Revolving Loan Priority Collateral shall be made to the account of the Term Loan Agent set forth in the Term Loan Agreement or as otherwise provided under the Term Loan Agreement. Borrowers shall immediately notify Agent if any payment or deposit is made contrary to this provision.

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

     6.4   Payments.

           (a) All Obligations of US Borrowers shall be payable to the Agent Payment Account as provided in Section 6.3 and all Obligations of Canadian Borrowers shall be payable to the Canadian Payment Account or, in each case such other place as Agent may designate from time to time. Agent shall apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) under the US Credit Facility or Canadian Credit Facility, as applicable, as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent or Lenders from Borrowers; second, to pay interest due in respect of any Loans; third, to pay principal due on any SwingLine Loans, Overadvances and Loans made by Agent pursuant to Section 6.6 thereof; fourth, to pay principal due in respect of the Revolving Loans; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrowers, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lenders shall not apply any payments which they receive to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (B) in the event that there are no outstanding Prime Rate Loans, and (ii) to the extent Borrowers use any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrowers acquired such rights or use.

           (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received. Borrowers shall be liable to pay to Agent and each Lender, and does hereby indemnify and hold Agent and each Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5   Authorization to Make Loans.

           (a) Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an authorized officer of Borrower Representative (as set forth in the

Information Certificate) or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall be made to the Agent and shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Boston, Massachusetts time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement; and

           (b) All Loans provided to US Borrowers shall be in or denominated in US Dollars and shall be disbursed only to bank accounts in the United States of America and all Loans provided to Canadian Borrowers shall be in or denominated in either Canadian Dollars or US Dollars as Canadian Borrowers may specify, except as Canadian Lender may otherwise specifically agree in writing and shall be disbursed only to bank accounts in Canada. Set forth on Schedule 8.10 to the Information Certificates are the bank accounts of each Borrower used by such Borrower for making payments of its Indebtedness and other obligations to which, as of the date hereof, proceeds of Loans may be disbursed.

     6.6 Payment by Lenders and Settlement of Loans. Each Lender shall, not later than 12:00 p.m. (Boston time) on such requested borrowing date, wire to a bank designated by Agent the amount of that Lender's Pro Rata Share of the requested Revolving Loan. The failure of any Lender to make the Revolving Loans required to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender. Unless the Agent has received notice from a Lender that such Lender does not intend to fund a Revolving Loan and the basis for such action prior to 12:00 noon on the Business Day prior to the date any Revolving Loan is to be made, Agent shall be entitled to assume that all Lenders will make Revolving Loans as required hereunder and to make such Revolving Loans to the Borrowers. The foregoing notwithstanding, Agent, in its sole discretion, may from time to time make Revolving Loans on behalf of any or all Lenders including, without limitation, Revolving Loans with respect to Letter of Credit Accommodations that may be drawn. In such event, the Lenders on behalf of whom Agent made the Revolving Loans, shall reimburse Agent for the amount of such Revolving Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. Settlements shall continue to occur during the continuance of a Default or an Event of Default and whether or not the applicable conditions in Section 4 have been satisfied. On each such settlement date, each such Lender shall pay to Agent, the net amount owing to Agent in connection with such settlement, as determined by Agent, including without limitation, amounts relating to Loans, fees, interest and other amounts payable hereunder. If a Lender fails to pay the settlement amount due to Agent on the settlement date specified by Agent, such Lender shall pay to Agent on demand an amount equal to the product of (i) such amount times (ii)(A) the Federal Funds Rate during the period from and including the third day after such payment is required to be made, and (B) thereafter, the Interest Rate applicable to Prime Rate Loans to the date on which such payment is immediately available to Agent, times (iii) a fraction, the numerator of which is the number of days that elapsed from and including such settlement date to the date such settlement amount is

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

immediately available to Agent and the denominator is 360. In addition to the foregoing, if the amount of any such Lender's Pro Rata Share of such Revolving Loans is not made available to Agent on any settlement date, the Agent shall be entitled to recover such amount from Borrowers upon demand with interest thereon at the Interest Rate applicable to Prime Rate Loans.

     6.7   Use of Proceeds.

           Borrowers shall use the initial proceeds of the Loans provided by Lenders to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lenders on or about the date hereof including with respect to payments to be made to the Sellers under the Purchase Agreements, to refinance existing indebtedness of Borrowers and pay the prepayment and defeasance costs in connection therewith and for fees, costs and expenses relating thereto and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Agent, Lenders and Reference Bank to Borrower pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     6.8   Taxes.

           (a) Any and all payments by or on behalf of a Borrower hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4, free and clear of and without deduction for any and all Taxes, excluding the following (collectively, "Excluded Taxes"): (i) income taxes imposed on the net income or capital of Agent or any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a "Transferee") in the jurisdiction of Agent's or such Lender's applicable lending office or jurisdiction of organization or any political subdivision thereof, and (ii) franchise or similar taxes imposed on or determined by reference to the net income of Agent or any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof, (B) has its applicable lending office located or
(C) is otherwise doing business. In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

           (b) If a Borrower shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder to Agent or any Lender, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender or itself, as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

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

               (ii)   such Borrower shall make such deductions and withholdings;

               (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) to the extent not paid to Agent and Lenders pursuant to clause (i) above, Borrowers shall also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

          (c) Within thirty (30) days after the date of any payment by a Borrower of Taxes or Other Taxes, upon Agent's request, such Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

          (d) Borrowers any will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be). If Agent or such Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Agent or such Lender (or Transferee) has received payment from a Borrower hereunder, so long as no Default or Event of Default shall exist or have occurred and be continuing and Excess Availability in excess of such refund exists, Agent or such Lender (as the case may be) shall credit to the loan account of the applicable Borrower the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of such Borrower under this Section 6.8 with respect to the Taxes or Other Taxes giving rise to such refund). If a Lender (or any Transferee) claims a tax credit in respect of any Taxes for which it has been indemnified by a Borrower pursuant to this Section 6.8, such Lender will apply the amount of the actual dollar benefit received by such Lender as a result thereof, as reasonably calculated by such Lender and net of all expenses related thereto, to the Loans made by such Lender. If Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon Parent's request and at the expense of Parent, provide such documents to Parent in form and substance satisfactory to Agent, as Parent may reasonably request, to enable such Borrower to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Agent or the Lender, have a reasonable likelihood of resulting in any liability of Agent or such Lender for which Agent has not established a Reserve). The indemnity provided for herein shall survive the payment of the Obligations and the termination of this Agreement. A certificate as to the amount of such payment or liability and setting forth in reasonable detail the calculation and basis for such payment or liability delivered to Parent by a Lender or by Agent on its own behalf or on behalf of a Lender, shall be conclusive, absent manifest error.

          (e) Each Transferee of a US Lender or Agent that is not a United States person within the meaning of Section 7701(a)(30) of the Code and that is a US Lender or claims indemnification or additional amounts under this Section
6.8 (a "Non-U.S. Person") shall deliver to Parent two (2) copies of the applicable United States Internal Revenue Service Form W-8 wherein such Transferee claims entitlement to a complete exemption from U.S. federal income withholding tax on all payments by or on behalf of Parent under this Agreement and the other Financing Agreements. Such forms shall be delivered by any Non-U.S. Person receiving

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

payments by or on behalf of Parent on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a Participant, on or before the date such Participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Person changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, a Non-U.S. Person shall upon written notice from Parent promptly deliver such new forms as are required by the relevant Governmental Authority to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Person. Each Lender and Agent that is a United States Person (other than a Lender or Agent that is a corporation or otherwise exempt from United States backup withholding Tax) shall deliver at the time(s) and in the manner(s) if and to the extent such delivery is required under applicable law, to Parent and Agent (as applicable), a properly completed and duly executed United States Internal Revenue From W-9 or any successor form, certifying that such Person is exempt from United States backup withholding Tax on payments made by Parent hereunder. Notwithstanding any other provision of this Section 6.8(e), no Non-U.S. Person, Agent or any Lender shall be required to deliver any form pursuant to this Section 6.8(e) that such Non-U.S. Person, Agent or Lender is not legally able to deliver.

           (f) Borrowers shall not be required to indemnify any Person or to pay any additional amounts to any Person pursuant to subsections (b) or (d) above to the extent that (i) the Tax was applicable on the date such Person became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Person designated such New Lending Office with respect to a Loan, provided, that, this subsection (f) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request or with the approval of any Borrower, and (B) to the extent the indemnity payment or additional amounts any Transferee, acting through a New Lending Office, would be entitled to receive (without regard to this subsection (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the provisions of subsection (e) above or the gross negligence or wilful misconduct of such Person as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

           (g) The provisions of this Section 6.8 shall survive the termination of this Agreement and the repayment of the Obligations.

SECTION 7. COLLATERAL REPORTING AND COLLATERAL COVENANTS.

     7.1   Collateral Reporting.

           (a) Borrowers shall provide Agent (with, upon Agent's request, sufficient copies for the Lenders) with the following documents in a form satisfactory to Agent:

           (i) on a regular basis as required by Agent, a schedule of sales made, credits issued and cash received;

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

          (ii) as soon as possible after the end of each month (but in any event within ten (10) days after the end thereof), on a monthly basis or more frequently as Agent may request, (A) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrower) and (B) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger);

          (iii) upon Agent's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers, and (D) copies of Material Contracts entered into after the date hereof; and

          (iv) such other reports as to the Collateral as Agent or Majority Lenders shall request from time to time.

          (b) If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  Accounts Covenants.

          (a) Each Borrower shall notify Agent promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor, and (iii) any event or circumstance which, to any Borrower's knowledge would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made

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

or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, and (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations, and all such documentation will be legally enforceable in accordance with its terms.

          (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

     7.3 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in any Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of each Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign any Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to any Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements, and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse any Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse any Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through US Customs or foreign export control authorities in any Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in any Borrower's name for such purpose, and to complete in any Borrower's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign any Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower hereby releases Agent and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's own gross negligence

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

or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.4 Right to Cure. Agent may, at its option, (a) upon notice to Borrowers, cure any default by any Borrower under any material agreement with a third party that affects the Collateral, their value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent therein or the ability of Borrowers to perform their obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral, and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers' account(s) therefor, such amounts to be repayable by Borrowers on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Agent under this Section 7.4 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.5 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent, Lenders, or their respective designees shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and (b) Borrowers shall promptly furnish to Agent and Lenders such copies of such books and records or extracts therefrom as Agent or Lenders may request, and (c) Agent or its designee may use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

     Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Agent and Lenders to
Borrower:

     8.1 Corporate Existence; Power and Authority. Each Borrower is a corporation, limited liability company, limited partnership or business trust duly organized and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified as a foreign corporation, limited liability company, limited partnership or business trust and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on any Borrower's financial condition, results of operation or business or the rights of Agent and Lenders in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and

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

thereunder (a) are all within each Borrower's corporate, limited liability company, partnership or trust powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's certificate of incorporation, certificate of formation or certificate of limited partnership, by-laws, operating agreement, partnership agreement or declaration of trust, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound, and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms.

     8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

           (a) The exact legal name of each Borrower is as set forth on the signature page of this Agreement and in the Information Certificates. No Borrower has, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificates.

           (b) Each Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificates accurately set forth the organizational identification number of each Borrower or accurately states that a Borrower has none and accurately sets forth the federal employer identification number of each Borrower.

           (c) The chief executive office and mailing address of each Borrower and each Borrower's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the appropriate Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the appropriate Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificates correctly identify any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof.

     8.3 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Agent and/or Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Agent and Lenders prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Agent and Lenders prior to the date of this Agreement.

     8.4 Priority of Liens; Title to Properties. The security interests, hypothecs and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and

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perfected first priority liens and security interests and first ranking hypothecs in and upon the Revolving Loan Priority Collateral and valid and perfected second priority liens and security interests and second ranking hypothecs in and upon the other Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificates and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificates or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6 Litigation. Except as set forth in Schedule 8.6 to the Information Certificates, there is no present investigation by any Governmental Authority pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower would result in any material adverse change in the assets, business or prospects of any Borrower or would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or Lenders to enforce any Obligations or realize upon any Collateral.

     8.7 Compliance with Other Agreements and Applicable Laws. No Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State, Provincial or local Governmental Authority.

     8.8   Environmental Compliance.

     Except as shown or reflected in the financial statements of Borrowers previously furnished to Agent and Lenders and to be furnished to Agent and Lenders under Section 9.6 or as set forth on Schedule 8.8 to the Information Certificates, unless such matters would not have a material adverse effect upon the business, assets or prospects of the Borrowers on a consolidated basis or on the Collateral:

           (a) No Borrower or any Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any

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

applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers and their Subsidiaries comply in all material respects with all Environmental Laws and all orders, licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrowers and their Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Material at any properties at which or from which Borrowers or their Subsidiaries has transported, stored or disposed of any Hazardous Materials, and all transportation, handling, processing and disposal of Hazardous Materials by Borrowers and their Subsidiaries has been conducted in compliance with all applicable Environmental Laws, and all laws relating to health or safety matters.

          (c) Borrowers and their Subsidiaries have no material liability (contingent or otherwise) in connection with (i) a release, spill or discharge, threatened or actual, of any Hazardous Materials, (ii) the generation, use, storage, treatment, transportation, manufacture, handling, production, processing or disposal of any Hazardous Materials or (iii) any service or remediation performed by Borrowers or their Subsidiaries at any location.

          (d) Borrowers and their Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers and their Subsidiaries under any Environmental Law and, to the best knowledge of Borrowers, all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     8.9  Employee Benefits.

          (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrowers' knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or to the best of Borrowers' knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrowers and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

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

(iv) Borrowers and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrowers and their ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (d) With respect to any Canadian Pension Plan, if and to the extent that any such Canadian Pension Plan exists or has not been terminated, (i) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all obligations of any Borrower (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Borrower to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by any Borrower and fully paid into the Canadian Pension Plans in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Pension Plans, (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), and (ix) to the best of the knowledge of each Borrower none of the Canadian Pension Plans is the subject of an investigation, any other proceeding, an action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

     8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth in Schedule 8.10 to the Information Certificates, subject to the right of Borrower to establish new accounts in accordance with Section 5.2 hereof.

     8.11 Intellectual Property. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, no Borrower has any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar office or agency in the United States, or Canada, any State or Province thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 to the Information Certificates hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificates. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrowers' knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent,

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

trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificates sets forth all of the agreements or other arrangements of Borrowers pursuant to which any Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of any Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by any Borrower which is owned by another person, or owned by any Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Inventory, except to the extent permitted under the term of the License Agreements listed on Schedule
8.11 to the Information Certificates.

     8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

          (a) No Borrower has any direct or indirect Subsidiaries or Affiliates and is engaged in any joint venture or partnership except as set forth in
Schedule 8.12 to the Information Certificates, subject to the right of Borrower to form or acquire Subsidiaries in accordance with Section 9.10 hereof.

          (b) Borrowers are the record and beneficial owners of all of the issued and outstanding shares of Capital Stock of the each of the Subsidiaries listed on Schedule 8.12 to the Information Certificates as being owned by Borrowers and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

          (c) The issued and outstanding shares of Capital Stock of each Borrower are directly and beneficially owned and held by the persons indicated in the Information Certificates, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

          (d) After giving effect to the Purchase Agreement, each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and Lenders and the other transactions contemplated hereunder, and after creation of the Term Debt, the security interests and liens of Term Loan Agent, and Term Loan Lenders and other transactions contemplated under the Term Loan Agreement.

     8.13 Labor Disputes.

          (a) Set forth on Schedule 8.13 to the Information Certificates is a list (including dates of termination) of all collective bargaining or similar agreements between or

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applicable to any Borrower and any union, labor organization or other bargaining agent in respect of the employees of any Borrower on the date hereof.

              (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or, to the best of Borrowers' knowledge, threatened against any Borrower, before the National Labor Relations Board, (ii) no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or, to best of Borrowers' knowledge, threatened against any Borrower, and (iii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to the best of Borrowers' knowledge, threatened against any Borrower.

       8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrowers permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any of their Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower and any of their Subsidiaries or (ii) between any Subsidiaries of Borrowers or (b) the ability of any Borrower or any of their Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

       8.15 Material Contracts. Schedule 8.15 to the Information Certificates sets forth all Material Contracts to which any Borrower is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers are not in breach of or in default under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

       8.16 Payable Practices. Borrowers have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

       8.17   Acquisition of Purchased Assets.

              (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Agreements and Sales Order and the assignments to be executed and delivered by Sellers (or any of their affiliates or subsidiaries) thereunder, Borrowers acquired and have good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder.

              (b) All actions and proceedings, required by the Purchase Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

              (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or

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

commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements.

              (d) The Sales Order is in full force and effect and has not been reversed, stayed, modified, or amended, no appeal has been filed with respect to the Sales Order within the time period specified by Rule 8002(a) of the Federal Rules of Bankruptcy Procedure and Sellers and Borrowers have performed their respective obligations under the Sales Order in all respects;

              (e) Borrowers have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Sales Order, all proceedings relating thereto, the Purchase Agreements and the Series C convertible preferred stock.

       8.18 Interdependent Businesses and Operations. Each of the operations and businesses of each Borrower is interdependent with the other Borrowers and each Borrower substantially relies on the other Borrowers in its operations and business. Each Borrower will derive substantial direct and indirect benefits from the Loans and Letter of Credit Accommodations made and to be made by Agent and Lenders hereunder. Each Borrower's access to the financing provided hereunder significantly enhances its own financial condition and business prospects and the Borrowers acknowledge that the financing provided hereunder would only be available on a joint and several basis among all the US Borrowers.

       8.19 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrowers in writing to Agent and/or Lenders in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificates are true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of any Borrower, which has not been fully and accurately disclosed to Agent and Lenders in writing.

       8.20 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Agent.

Section 9.    AFFIRMATIVE AND NEGATIVE COVENANTS

       9.1    Maintenance of Existence.

              (a) Borrowers shall at all times preserve, renew and keep in full, force and effect their corporate, limited liability company, partnership or business trust, as the case may be, existence and all rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the businesses as presently or proposed to be conducted by Borrowers.

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              (b)    No Borrower shall change its name unless each of the
following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from a Borrower of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) prior to the filing thereof, Agent shall have received a copy of the proposed amendment to the Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as the case may be, of such Borrower providing for the name change and once the filing has been made, Agent shall receive a copy of such amendment to the Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as the case may be, of such Borrower certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available.

              (c) No Borrower shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Borrowers of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower shall change its type of organization, jurisdiction of organization or other legal structure.

       9.2 New Collateral Locations. Borrowers may only open any new location within the continental United States or Canada provided Borrowers (a) give Agent thirty (30) days prior written notice from Borrowers of the intended opening of any such new location, and (b) execute and deliver, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem necessary or desirable to protect its interests in the Collateral at such location.

       9.3    Compliance with Laws, Regulations, Etc.

              (a) Borrowers shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State, Provincial or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws if the failure to so comply could result in the imposition of material fines or penalties or result in the revocation or termination of any material license, permit, order or approval of any Governmental Authority or could otherwise materially and adversely affect the business, assets or prospects of Borrowers on a consolidated basis.

              (b) Borrowers shall give written notice to Agent immediately upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, any of the following which could result in the imposition of material fines or penalties or the revocation or termination of any material license, permit, order or approval of any Governmental Authority or could otherwise materially and adversely affect the business, assets or prospects of Borrowers on a consolidated basis, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or

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violation of any applicable Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Agent. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

              (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrowers in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where Borrowers' non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.


              (d) Borrowers shall indemnify and hold harmless Agent, each Lender, and each of their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.4 Payment of Taxes and Claims. Borrowers shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties withheld from or imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Agent and each Lender harmless with respect to the foregoing, and to repay to Agent and each Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.5 Insurance. Borrowers shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to

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Agent as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrowers fail to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrowers in obtaining, and at any time a Default or an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

       9.6    Financial Statements and Other Information.

              (a) Borrowers shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their Subsidiaries in accordance with GAAP. Borrowers shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers, and to notify the auditors and accountants of Borrower that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent and each Lender, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Parent was in compliance with the covenants set forth in Sections 9.17, and 9.18 of this Agreement for such month, (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments; and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with

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

the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent, and its Subsidiaries as of the end of and for the fiscal year then ended.

              (b) Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract of any Borrower being terminated or amended or any new Material Contract entered into (in which event Borrowers shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $500,000 in any one case or in the aggregate shall have been entered against any Borrower or any of its properties or assets,
(iv) any notification of violation of laws or regulations received by any Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

              (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which Parent files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

              (d) Borrowers shall furnish or cause to be furnished to Agent and Lenders such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent may, from time to time, reasonably request. Agent and each Lender are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other Governmental Authority or to any participant or assignee or prospective participant or assignee of any Lender. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Agent and Lenders, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Agent and to each Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Agent and to each Lender may be destroyed or otherwise disposed of by Agent and Lenders one (1) year after the same are delivered, except as otherwise designated by Borrowers to Agent and Lenders in writing.

       9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrowers shall not, and shall not permit any Subsidiary to (and Agent and Lenders do not authorize any Borrower to), directly or indirectly,

              (a) merge into or consolidate or amalgamate with any other Person or permit any other Person to merge into or consolidate with it (except that any Borrower (other than the Parent) may be merged into, consolidated with, or amalgamated with any other Borrower and any wholly-owned Subsidiary of any Borrower may be merged into such Borrower); or

              (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for (i)

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

sales of Inventory in the ordinary course of business, (ii) the disposition of Equipment as permitted under the Term Loan Agreement, and (iii) the issuance and sale by Parent of Capital Stock of Parent after the date hereof; provided, that,
(A) Agent shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Parent, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Parent shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Parent or any other Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Parent or any other Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Agent or Lenders or are more restrictive or burdensome to Borrowers than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

              (c) wind up, liquidate or dissolve (except in the case of the Inactive Subsidiaries); or

              (d)    agree to do any of the foregoing.

       9.8 Encumbrances. Borrowers shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:
(a) the security interests, hypothecs and liens of Agent; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or any Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or any Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrowers or any Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; (f) security interests and liens in favor of the Term Loan Agent under the Term Loan Agreement, or of the L/C Issuer in the cash and Cash Equivalents maintained in a blocked deposit account maintained at the L/C Issuer under the Cash Collateral Control Agreement (as those terms are defined in the Term Loan Agreement as in effect on the date hereof); and (g) the security interests and liens set forth on Schedule 8.4 to the Information Certificates.

       9.9 Indebtedness. Borrowers shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:

              (a)    the Obligations;

              (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $10,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

              (c) guarantees by any Subsidiaries of Borrowers of the Obligations in favor of Agent and Lenders;

              (d) unsecured Indebtedness among the Borrowers incurred in the ordinary course of business which Indebtedness is hereby subordinated to the prior indefeasible payment in full in cash of the Obligations;

              (e) Indebtedness of Borrowers under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

              (f) lease obligations or purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted in this Agreement), and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

              (g) the Term Debt and guaranties thereof; provided that (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire Term Debt, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers shall furnish to Agent all notices or demands in connection with Term Debt either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

              (h) unsecured Indebtedness of Borrowers arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of any Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect hereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) on and before the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (v) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vi) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf promptly after the receipt thereof, or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be;

              (i) the reimbursement obligations of the Borrowers to the L/C Issuer under the Letter of Credit Facility, Reimbursement and Security Agreement as in effect on the date of this Agreement between the Parent and the L/C Issuer (as that term is defined under the Term Loan Agreement as in effect on the date hereof), (i) provided, that, Borrowers shall provide to Agent true, correct, and complete copies of such agreement and all other agreements, documents, and instruments entered into in connection therewith and (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

              (j) the Indebtedness set forth on Schedule 9.9 to the Information Certificates; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

       9.10 Loans, Investments, Etc. Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

              (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

              (b)    investments in cash or Cash Equivalents, provided, that,
(i) no Revolving Loans are then outstanding and (ii) the terms and conditions of
Section 5.2 hereof shall have been satisfied with respect to the deposit account or investment account in which such cash or Cash Equivalents are held;

              (c) (A) the existing equity investments of Borrowers as of the date hereof in its Subsidiaries, provided, that, Borrowers shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries, and (B) investments in the ordinary course of business by the Parent or any other Borrower in or to its respective wholly-owned Subsidiaries organized outside of the United States, or provided that the aggregate amount of all such capital contributions, investments and other amounts paid by any Borrower to any such Subsidiaries organized outside of the United States (exclusive of (A) investments made as part of the Acquisition or (B) incurred in connection with arranging financial assurances required under applicable Environmental Laws) shall not exceed $5,000,000 in the case of Subsidiaries organized under the laws of a Canadian province, $500,000 in the case of any other Subsidiary organized outside of the United States, in each case at any time outstanding;

              (d) equity investments of Borrowers in any wholly-owned Subsidiary incorporated under the laws of any State of the United States of America formed or acquired after the date hereof, provided, that, (i) promptly upon such formation or acquisition, Borrowers shall cause any such Subsidiary to execute and deliver to Agent, in form and substance satisfactory to Agent, (A) an absolute and unconditional guarantee of payment of the

Obligations, (B) a security agreement granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary, and (C) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Agent and Lenders, (ii) promptly upon Agent's request: (A) Borrowers shall execute and deliver to Agent, in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary, and (B) Borrowers shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company or other entity) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company), (iii) as of the date of any payment in respect of such investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred, and (iv) in no event shall the aggregate amount of all capital contributions, investments or other amounts paid by any Borrower to any Subsidiary formed or acquired after the date hereof or to any other person for or otherwise in connection with the formation or acquisition thereof exceed $1,000,000;

          (e) stock or obligations issued to Borrowers by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrowers in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by Borrowers as Agent may request;

          (f) of account debtors to Borrowers arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrowers; provided, that, promptly upon the receipt of the original of any such promissory note by Borrowers, such promissory note shall be endorsed to the order of Agent by Borrowers and promptly delivered to Agent as so endorsed; and

          (g) the loans and advances set forth on Schedule 9.10 to the Information Certificates; provided, that, as to such loans and advances, (i) Borrowers shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto, and (ii) Borrowers shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.11 Dividends and Redemptions. Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except in any case in the form of shares of Capital Stock consisting of common stock; provided however, that (a) any Borrower

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

may pay dividends to the Parent, (b) any Subsidiary of any Borrower may pay dividends to such Borrower, and (c) the Parent may pay cash dividends at an annual rate of $4.00 per share on its 112,000 currently outstanding shares of Series B convertible preferred stock and any dividends required or permitted to be paid in cash on the shares of its Series C convertible preferred stock described in Section 4.1(o), provided that, in the case of dividends authorized by clauses (a), (b) and (c) above, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of such payment, and in the case of (d) above, no such payment shall be made if, immediately before or after giving effect to any such payment, the Excess Availability shall be less than $30,000,000.

     9.12 Transactions with Affiliates. Borrowers shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of any Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person, or
(b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of any Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrowers in the ordinary course of business. 9.13 Compliance with ERISA.

          (a) Borrowers shall and shall cause each of their ERISA Affiliates to: (i) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; (iii) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (iv) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (vii) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

          (b) Borrowers shall cause the Canadian Pension Plan to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation. Upon Agent's request, Borrowers shall use their best efforts to deliver to Agent an undertaking of the funding agent for the Canadian Pension Plan stating that the funding agent will notify Agent within seven (7) days of the failure of any Borrower to make any required contribution to the Canadian Pension Plan. Borrowers shall not accept payment of any amount from the Canadian Pension Plan (other than amounts on account of expenses reasonably incurred in connection with the operations of such Canadian Pension
Plan) without the prior written consent of Agent. Without

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

the prior written consent of Agent, Borrowers shall not terminate, or cause to be terminated, the Canadian Pension Plan, if such plan would have a solvency deficiency on termination. Borrowers shall promptly provide Agent with any documentation relating to the Canadian Pension Plan as Agent may reasonably request. Borrowers shall notify Agent within thirty (30) days of (i) a material increase in the liabilities of the Canadian Pension Plan, (ii) the establishment of a new registered pension plan, (iii) commencing payment of contributions to the Canadian Pension Plan to which any Borrower had not previously been contributing.

     9.14 End of Fiscal Years: Fiscal Quarters. Each Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31st of each year and (b) fiscal quarters to end on March 31st, June 30th, September 30th and December 31st of each year.

     9.15 Change in Business. Borrowers shall not engage in any business other than the business of Borrowers on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrowers are engaged on the date hereof.

     9.16 Limitation of Restrictions Affecting Subsidiaries. Borrowers shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of any Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrowers or any Subsidiary of any Borrower; (b) make loans or advances to any Borrower or any Subsidiary of Borrower; (c) transfer any of its properties or assets to any Borrower or any Subsidiary of any Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of any Borrower or its Subsidiaries, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of any Borrower prior to the date on which such Subsidiary was acquired by any Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof, provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

     9.17 Consolidated EBITDA. Borrowers shall not permit (i) for any fiscal quarter ending on or after June 30, 2003, Consolidated Annualized EBITDA of the Parent and its Subsidiaries and (ii) for each fiscal quarter ending thereafter, Consolidated EBITDA of the Parent and its Subsidiaries for the four fiscal quarters ending as of the end of the applicable fiscal quarter set forth below, to be less than the applicable amount set forth below:

          Fiscal Quarter End                   Consolidated EBITDA
          ------------------                   -------------------
                                               (annualized or trailing four
                                               quarters, as applicable)

          -----------------------------------------------------------------
          December 31, 2002                        $56,000,000
          -----------------------------------------------------------------

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

          -------------------------------------------------------------------
          March 31, 2003                      $ 63,700,000
          -------------------------------------------------------------------
          June 30, 2003                       $ 76,200,000
          -------------------------------------------------------------------
          September 30, 2003                  $ 82,100,000
          -------------------------------------------------------------------
          December 31, 2003                   $ 90,000,000
          -------------------------------------------------------------------
          March 31, 2004                      $ 99,100,000
          -------------------------------------------------------------------
          June 30, 2004                       $108,000,000
          -------------------------------------------------------------------
          September 30, 2004                  $116,000,000
          -------------------------------------------------------------------
          December 31, 2004                   $125,000,000
          -------------------------------------------------------------------
          March 31, 2005                      $129,300,000
          -------------------------------------------------------------------
          June 30, 2005                       $134,000,000
          -------------------------------------------------------------------
          September 30, 2005                  $140,000,000
          -------------------------------------------------------------------
          December 31, 2005                   $145,000,000
          -------------------------------------------------------------------
          March 31, 2006                      $145,000,000
          -------------------------------------------------------------------
          June 30, 2006                       $150,000,000
          -------------------------------------------------------------------
          September 30, 2006                  $155,000,000
          -------------------------------------------------------------------
          December 31, 2006                   $160,000,000
          -------------------------------------------------------------------
          March 31, 2007                      $162,000,000
          -------------------------------------------------------------------
          June 30, 2007                       $165,000,000
          -------------------------------------------------------------------
          September 30, 2007                  $167,000,000
          -------------------------------------------------------------------
          December 31, 2007                   $170,000,000
          -------------------------------------------------------------------

     9.18 Fixed Charge Coverage Ratio. Borrowers shall not permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for each period of four
(4) consecutive fiscal quarters, (or, in the case of each fiscal quarter ending on or prior to June 30, 2003, such lesser number of consecutive fiscal quarters as shall then have been completed since the fiscal quarter commencing on October 1, 2002) of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the amount set forth opposite such date:

               Fiscal Quarter End                Ratio
               ------------------                -----

          December 31, 2002                      0.65:1
          -----------------------------------------------------------------
          March 31, 2003                         0.75:1
          -----------------------------------------------------------------
          June 30, 2003                          0.85:1
          -----------------------------------------------------------------
          September 30, 2003                     0.90:1
          -----------------------------------------------------------------
          December 31, 2003                      1:1
          -----------------------------------------------------------------
          March 31, 2004                         1.1:1
          -----------------------------------------------------------------

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          --------------------------------------------------------------------
          June 30, 2004                                        1.2:1
          --------------------------------------------------------------------
          September 30, 2004                                   1.4:1
          --------------------------------------------------------------------
          December 31, 2004                                    1.45:1
          --------------------------------------------------------------------
          For each fiscal quarter thereafter                   1.5:1
          --------------------------------------------------------------------

     9.19 License Agreements.


          (a) Borrowers shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, Borrowers may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrowers shall give Agent not less than thirty (30) days prior written notice of their intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by any Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower in the case of a notice to any Borrower, and concurrently with the sending thereof in the case of a notice from any Borrower) a copy of each notice of default and every other notice and other communication received or delivered by any Borrower in connection with any material License Agreement which relates to the right of a Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by any Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

          (b) Borrowers will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that Borrowers do not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of Borrowers to extend or renew any material License Agreement, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to,

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

perform any or all of such obligations of any Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

     9.20 Inactive Subsidiaries. Borrowers shall not permit any Inactive Subsidiary to (a) become an active company having operations or conduct business, or (b) own any assets other than assets with a fair market value not in excess of $25,000 in the aggregate for all Inactive Subsidiaries.

     9.21 Costs and Expenses. Borrowers shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's and Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred by Agent and Lenders in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Agent and, if an Event of Default has occurred and is continuing, Lenders, in connection with any of the foregoing.

     9.22 Further Assurances. At the request of Agent at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Lenders may, at their option, cease to make any further Loans and Agent may, at its option, cease to provide any

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

further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

     9.23 Applications under Insolvency Statutes. Each Borrower acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies' Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor for purposes of such plan or proposal or otherwise.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) Any Borrower fails to pay when due any of the Obligations (other than third party fees and expenses provided under Section 9.21 of this Agreement), (ii) any Borrower fails to pay any third party fees or expenses of Agent or Lenders provided under Section 9.21 of this Agreement within five (5) Business Days of the due date, or (iii) any Borrower fails to perform any of the covenants contained in Sections 9.2, 9.3, 9.6, 9.15, 9.19 or 9.20 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) a failure to observe such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period, or (B) an intentional breach of any Borrower of any such covenant, or (iv) any Borrower fails to perform any of the other terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

            (b) any representation, warranty or statement of fact made by any Borrower to Agent and/or Lenders in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent and/or Lenders;

            (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of the US Dollar Equivalent of $500,000 in any one case or in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

            (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership, corporation or business trust, dissolves or suspends or discontinues doing business;

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

          (f) Any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

          (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than to Agent and Lenders hereunder or under the other Financing Agreements, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than to Agent and Lenders hereunder or under the other Financing Agreements, in any case in an amount in excess of the US Dollar Equivalent of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) any bank at which any deposit account of any Borrower is maintained shall fail to comply with any of the terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Borrower shall fail to comply with any of the terms of any Investment Property Control Agreement to which such person is a party;

          (k) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than as to Agent or any Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in

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

accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

          (l) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $250,000;

          (m)  any Change of Control;

          (n) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower of which any Borrower or Agent or any Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral having a value in excess of the US Dollar Equivalent of $250,000, or (ii) any other property of any Borrower which is necessary or material to the conduct of its business;

          (o) any default or event of default shall exist or occur and be continuing under the Term Loan Agreement or any party to the Intercreditor Agreement (other than Agent) shall breach the terms thereof;

          (p) there shall be a material adverse change in the business, assets or prospects of any Borrower or any Obligor after the date hereof;

          (q) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section in respect of any Borrower of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or otherwise issued in respect of any Borrower; or

          (r) there shall be an event of default under any of the other Financing Agreements.

     10.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Agent shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC, PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Agent may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion and shall, upon the request of the Majority Lenders, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent and Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Agent (or Canadian Lender in the case of a Canadian Borrower) any part or all of the Collateral at any place and time designated by Agent (or Canadian Lender in the case of a Canadian Borrower), (iv) collect, foreclose, receive, appropriate, setoff (even though the Obligations may be unmatured and regardless of the adequacy of other Collateral) and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent (or Canadian Lender in the case of a Canadian Borrower) or elsewhere) at such prices or terms as Agent (or Canadian Lender in the case of a Canadian Borrower) may deem reasonable, for cash, upon credit or for future delivery, with the Agent (or Canadian Lender in the case of a Canadian Borrower) having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent (or Canadian Lender in the case of a Canadian Borrower) upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent (or Canadian Lender in the case of a Canadian Borrower). If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent (or Canadian Lender in the case of a Canadian Borrower) to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Agent (or Canadian Lender in the case of a Canadian Borrower) institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Letter of Credit Accommodations.

          (c) Agent may (and shall, upon the request of the Majority Lenders), and Canadian Lender may (in the case of a Canadian Borrower) at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrowers' rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may at such time or times (i) notify any

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

or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent (or Canadian Lender in the case of a Canadian Borrower) may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent (or Canadian Lender in the case of a Canadian Borrower), (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for the failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto, and (iv) take whatever other action Agent (or Canadian Lender in the case of a Canadian Borrower) may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's (or Canadian Lender in the case of a Canadian Borrower) request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent (or Canadian Lender in the case of a Canadian Borrower) and are payable directly and only to Agent, and Borrowers shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent (or Canadian Lender in the case of a Canadian Borrower) may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's (or Canadian Lender in the case of a Canadian Borrower) request, hold the returned Inventory in trust for Agent (or Canadian Lender in the case of a Canadian Borrower), segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent (or Canadian Lender in the case of a Canadian Borrower) prior written consent.

         (d) To the extent that applicable law imposes duties on Agent and Lenders to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrowers acknowledge and agree that it is not commercially unreasonable for Agent and Lenders (i) to fail to incur expenses reasonably deemed significant by Agent or Lenders to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of

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assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent and Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent and Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent and Lenders, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrowers acknowledge that the purpose of this Section is to provide non-exhaustive indications from Borrowers of what actions or omissions by Agent or Lenders would not be commercially unreasonable in Agent's and/or Lenders' exercise of remedies against the Collateral and that other actions or omissions by Agent and Lenders shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrowers or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

         (e) For the purpose of enabling Agent or Lenders to exercise the rights and remedies hereunder, each Borrower hereby grants to Agent and Lenders, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrowers, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

         (f) For the purpose of enabling the Agent and Lenders to exercise their rights and remedies hereunder, Borrowers hereby grant to Agent an irrevocable right of access, easement and license (exercisable without payment of any fee or other compensation to Borrowers) to enter into any Real Property of Borrowers and to use and operate any Equipment or other goods thereon and to utilize any Inventory of the Borrower in connection with the fulfillment and completion of any contractual or other obligations of Borrowers to their account debtors and customers.

         (g) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral first to reimburse Agent for all costs and expenses of collection or enforcement including attorneys' fees and legal expenses and second to payment of the Obligations, in whole or in part and in such order as Agent may elect or the Majority Lenders may direct, whether or not then due. Borrowers shall remain liable to Agent for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

         (h) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, Agent may, at its option, and upon request of the Majority Lenders shall, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h), the agreements of Agent and Lenders herein to make Loans and

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arrange for Letter of Credit Accommodations shall automatically cease), and/or
(ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent or Lenders to Borrowers.

         (i) Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any Agent or Lender to any Borrower or any Obligor and any securities or other property of any Borrower or any Obligor in the possession of Agent or such Lender may, at any time, without demand or notice (any such notice being expressly waived by Borrowers and Obligors), in whole or in part, be applied to or set off by Agent and/or such Lender against the payment of Obligations and any and all other liabilities or obligations, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrowers or Obligors to Agent and/or such Lender. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Obligations of Borrowers or Obligors to such Lender, such amount shall be applied ratably to all Obligations owed to such Lender, and (ii) if such Lender shall receive from Borrowers or Obligors or any other source, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, or by enforcement of the claims evidenced by the Financing Agreements, by proceedings against the Borrowers or Obligors at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Obligations, such Lender will make such disposition and arrangements with the Agent and other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in Agent and each Lender receiving in respect of the Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY BORROWER OR ANY OBLIGOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         (j) Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or any employee or employees of Agent or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of any Collateral of any Canadian Borrower (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the Canadian Borrower and not Agent, and Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the applicable Canadian Borrower and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the applicable Canadian

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Borrower, enter upon, use and occupy all premises owned or occupied by the applicable Canadian Borrower wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the applicable Canadian Borrower's business or as security for loans or advances to enable the Receiver to carry on applicable Canadian Borrower's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all proceeds of Collateral received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent (or upon Agent's direction to Canadian Lender). Every such Receiver may, in the discretion of the Agent be vested with all or any of the rights and powers of the Agent. Agent may, either directly or through its agents or nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

         (k) On and after an Event of Default and for so long as the same is continuing, Borrowers shall pay all costs, charges and expenses incurred by Agent, any Lender or any Receiver or any nominee or agent of Agent, whether directly or for services rendered (including, without limitation, solicitor's costs on a solicitor and his own client basis, auditor's costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any other Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

     11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise expressly provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

            (b) Each Borrower, Agent, and each Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Suffolk County Superior Court of The Commonwealth of Massachusetts and any court to which an appeal may be taken therefrom and the United States District Court for the District of Massachusetts, whichever Agent may elect, and in addition, Borrowers irrevocably consent and submit to the non-exclusive jurisdiction of the Ontario Superior Court of Justice, in each case, whichever Agent may elect and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Agent deems

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necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

            (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the US mails, or, at Agent's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

            (d) EACH BORROWER, AGENT, AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER, AGENT, AND EACH LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Neither Agent nor any Lender shall have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Agent or such Lender. In any such litigation, Agent and each Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, each Borrower waives any right which it may have to claim or recover in any litigation with Agent and any Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent or any Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements, and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

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     11.2   Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Agent or any Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by authorized officers of Agent and Majority Lenders, and as to amendments, as also signed by an authorized officer of Borrowers; provided, that, no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, to do any of the following:

     (a) increase or decrease the Maximum Credit, the US Maximum Credit or Canadian Maximum Credit or any Lender's Revolving Loan Limit or Pro Rata Share;

     (b) reduce the principal of, or interest on, any amount payable hereunder, other than those payable only to Congress in its capacity as Agent which may be reduced by Congress unilaterally;

     (c)    decrease any interest rate or fees payable hereunder to Lenders;

     (d) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder, other than those payable only to Congress in its capacity as Agent, which may be postponed by Congress unilaterally;

     (e) increase any advance percentage contained in the definition of the term US Borrowing Base or Canadian Borrowing Base;

     (f) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder;

     (g) release or discharge any Person liable for the performance of any obligations of Borrowers hereunder or under any of the Financing Agreements;

     (h) amend any provision of this Agreement that requires the consent of all Lenders to consent to or waive any breach thereof;

     (i)    amend the definition of the term "Majority Lenders";

     (j)    amend Section 2.1(d) or (e) or this Section 11.3;

     (k) release any substantial portion of the Collateral, unless otherwise permitted pursuant to the terms of this Agreement; or

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            (i)  in writing and signed by the Agent and financial institution issuing the Letter of Credit Accommodations, to amend any provision of this Agreement or any other Financing Agreement affecting Letter of Credit Accommodations; or

            (ii) in writing and signed by Agent, in addition to the Lenders if required above, to affect the rights or duties of Agent under this Agreement, or any other Financing Agreement.

     Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent and the requisite Lenders. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent and/or Lenders of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent and Lenders would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Each Borrower shall indemnify and hold Agent and each Lender, and their respective directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.5 may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section
11.5. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts,

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if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent and Lenders on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

     12.1   Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Termination Date"); provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent and Majority Lenders may terminate this Agreement at any time on or after an Event of Default. Upon the effective date of termination or non-renewal of this Agreement, Borrowers shall pay to Agent for the benefit of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Agent determines are reasonably necessary to secure (or reimburse) Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, Boston, Massachusetts time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower waives any rights which it may have under the UCC or the

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PPSA to demand the filing of termination statements with respect to the
Collateral, and Agent shall not be required to send such termination statements to Borrowers, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds.

            (c) If for any reason this Agreement is terminated prior to the end of the term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof and the Lenders' agreement to defer the payment of fees that would otherwise be charged for a financing of this kind, Borrowers agree to pay to Agent for the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                   Amount                     Period

            (i)    two (2%) percent of the    From the date hereof to and
                   Maximum Credit             including the first anniversary of
                                              the date hereof;

            (ii)   one (1%) percent of the    From the day after the first
                   Maximum Credit             anniversary of the date hereof to
                                              and including the second
                                              anniversary of the date hereof;
                                              and

            (iii)  one half of one (.50%)     From the day after the second
                   percent of the Maximum     anniversary of the date hereof to
                   Credit                     and including the third
                                              anniversary of the date of this
                                              Agreement.

Such early termination fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Majority Lenders do not exercise the right to terminate this Agreement, but elect, at their sole option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2   Interpretative Provisions.

            (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

            (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

            (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

            (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not

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any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (e) The word "including" when used in this Agreement shall mean "including, without limitation".

            (f) All references to the term "good faith" used herein when applicable to Agent or Lenders shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Agent or Lenders alleged by Borrower at any time.

            (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent and Majority Lenders, if such Event of Default is capable of being cured as determined by Agent and Majority Lenders.

            (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Agent and Lenders prior to the date hereof.

            (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

            (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

            (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent and Lenders merely because of Agent's involvement in their preparation.

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          (n)    This Agreement and the other Financing Agreements are
instruments entered into under seal.

     12.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this
Section 12.3):

          If to Borrowers:         Clean Harbors, Inc.
                                   1501 Washington Street
                                   Braintree, MA 02184
                                   Attention:  Chief Financial Officer
                                   Telephone No.: (617) 849-1800
                                   Telecopy No.: (617) 848-1632

          with a copy to:          Davis Malm & D'Agostine, P.C.
                                   One Boston Place
                                   Boston, MA 02108-4470
                                   Attention: C. Michael Malm, Esq.
                                   Telephone No.: 617-367-2500
                                   Telecopy No.: 617-523-6215

          If to Agent and Lenders: Congress Financial Corporation (New England)
                                   One Post Office Square, Suite 3600
                                   Boston, MA 02109
                                   Attention: John Husson, First Vice President
                                   Telephone No.: 617-338-1998
                                   Telecopy No.: 617-338-1497

          with a copy to:          Brown Rudnick Berlack Israels LLC
                                   One Financial Center
                                   Boston, MA 02111
                                   Attention: Jeffery L. Keffer, Esq.
                                   Telephone No.: 617-856-8200
                                   Telecopy No.: 17-856-8201

     12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, and their respective successors and assigns, except

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that no Borrower may assign its rights under this Agreement, the other Financing
Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders

     12.6 Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Pro Rata Share and the same portion of the Loans at the time owing to it and its participating interest in the risk relating to any Letters of Credit Accommodations); provided that (i) unless such assignment is to an Affiliate of a Lender or to a Person which is, at the time of such assignment, a Lender hereunder, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall have given its prior written consent to such assignment (with such consent not to be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is not less than $5,000,000 and if greater, in whole multiples of $1,000,000, and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date for such assignment specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee, if any, referred to in Section 12.8, be released from its obligations under this Agreement.

     12.7 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is legally authorized to enter into the Assignment and Acceptance and the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Financing Agreements or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

          (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers and their Subsidiaries or any Obligor, or the performance or observance by Borrowers and their Subsidiaries or any Obligor of any of their obligations under this Agreement or any of the other Financing Agreements or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 9.6 and such

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other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it is bound by and will perform in accordance with their terms all of the obligations that by the terms of this Agreement and other Financing Agreements are required to be performed by it as a Lender;

          (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

          (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its share of interest, letter of credit fees and other fees payable to Lenders hereunder; and

          (j) such assignee agrees that it is bound by the terms of the Intercreditor Agreement including, without limitation, the provisions thereof giving the Term Loan Agent the option to purchase its Revolving Loans and Pro Rata Share of other Obligations in accordance with the terms thereof.

     12.8 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Pro Rata Share of, and principal amount of the Loans owing to and participations in Letter of Credit Accommodations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

     12.9 Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Financing Agreements; provided that (i) each such participation shall be in an amount of not less than $2,500,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Financing Agreements shall be the rights to approve waivers, amendments

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or modifications that would reduce the principal of or the interest rate on any
Loans, extend the term or increase the amount of the Pro Rata Share of such Lender as it relates to such participant, reduce the amount of the fees payable under this Agreement to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     12.10 Assignee or Participant Affiliated with any Borrower. If any assignee Lender is an Affiliate of Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Financing Agreements for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Financing Agreements or for purposes of making requests to the Agent pursuant to Section 10, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Financing Agreements be made without regard to such assignee Lender's interest in any of the Obligations. If any Lender sells a participating interest in any of the Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Agent of the sale of such participation. Any such transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Financing Agreements for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Financing Agreements or for purposes of making requests to the Agent pursuant to Section 10 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Financing Agreements be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

     12.11 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Sections 6.8, 9.4, 11.5 and 11.6 with respect to any claims or actions arising prior to the date of such assignment. If Congress transfers all of its interest, rights and obligations under this Agreement, the Agent shall, in consultation with the Borrowers and with the consent of the Majority Lenders, appoint another financial institution to act as a Reference Bank hereunder. Anything contained in this Section 12.11 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Financing Agreements.

     12.12 Confidentiality.

           (a) Agent and Lenders shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrowers to Agent and Lenders, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or any such Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing

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to treat such information as confidential in accordance with this Section 12.12, or (v) to counsel for Agent or any Lender or any participant or assignee (or prospective participant or assignee).

           (b) In no event shall this Section 12.12 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or any third party without breach of this Section 12.12 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender on a non-confidential basis from a person other than a Borrower, (iii) require Agent or any Lender to return any materials furnished by Borrowers to Agent or any Lenders, or (iv) prevent Agent and Lenders from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this
Section 12.12 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof

     12.13 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     12.14 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     12.15 Choice of Language. The parties hereto confirm that they have requested that this Agreement and all documents related hereto be drafted in English. Les parties aux presentes ont exige que cette convention ainsi que tout document connexe soient rediges en anglais.

SECTION 13. THE AGENT.

     13.1  Authorization.

           (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Financing Agreements and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral

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or the Financing Agreements which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant hereto or to the other Financing Agreements, and, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

           (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Agreement nor the other Financing Agreements shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

           (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Financing Agreements, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Financing Agreements. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

     13.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Financing Agreements. The Agent may utilize the services of such Persons as the Agent in its sole discretion may determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     13.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Financing Agreements, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, unless it is determined by a final and non-appealable judgment or court order binding on Agent, that the acts or omissions of such Agent or such other Person constituted willful misconduct or gross negligence.

     13.4  No Representations.

           (a) The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Letter of Credit Accommodations, any of the other Financing Agreements or any instrument at any time constituting, or intended to constitute, collateral security for any of the Financing Agreements, or for the value of any such collateral security or for the validity, enforceability, or collectability of any such amounts owing with respect to any of the Financing Agreements, or for any recitals or statements, warranties or representations made herein or in any of the other Financing Agreements or in any certificate or

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instrument hereafter furnished to it by or on behalf of Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for any of the Financing Agreements or to inspect any of the properties, books or records of Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by Borrowers shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of Borrowers or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

           (b) For purposes of determining compliance with the conditions set forth in Section 4, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent active upon the Borrower's account shall have received notice from such Lender not less than one (1) Business Day prior to the date of the closing hereunder specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Agent to such effect on or prior to such date.

     13.5  Payments.

           (a) A payment by Borrowers to the Agent hereunder or under any of the other Financing Agreements for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Financing Agreements.

           (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Financing Agreements might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

           (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any participation in a Letter of Credit Accommodation, or (ii) to comply with the provisions of Section 10.2(i) with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the

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provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender")
and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from Borrowers and other Obligors, whether on account of outstanding Revolving Loans, Term Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Loans and other Obligations. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the non-delinquent Lenders in proportion to their respective pro rata shares of all outstanding Revolving Loans and other Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Loans and other Obligations of the non-delinquent Lenders, the Lenders' respective pro rata shares of all outstanding Revolving Loans and other Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

           (d) At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent shall have the right (but not the obligation) to purchase from any Delinquent Lender, and each Delinquent Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Delinquent Lender's outstanding Revolving Loans and participations in Letter of Credit Accommodations hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Delinquent Lender's Revolving Loans plus accrued interest and fees, without premium or discount.

     13.6 Holders of Letter of Credit Accommodation Participations. The Agent may deem and treat the purchaser of any participation in Letter of Credit Accommodations as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     13.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent and the Reference Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent and/or the Reference Bank has not been reimbursed by the Borrowers as required by Section 11.5), and liabilities of every nature and character arising out of or related to this Agreement or any of the other Financing Agreements or the transactions contemplated or evidenced hereby or thereby, or the Agent's or the Reference Bank's actions taken hereunder or thereunder, unless it is determined by a court of competent jurisdiction by a final and non-appealable judgment or court order binding on Agent or Reference Bank, as the case may be, that such loss was the result of acts or omissions of the Agent or the Reference Bank, as the case may be, constituting willful misconduct or gross negligence.

     13.8 Agent as Lender. In its individual capacity, Congress shall have the same obligations and the same rights, powers and privileges in respect to the Loans made by it and as the purchaser of a participation in any Letter of Credit Accommodation, as it would have were it not also the Agent.

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     13.9  Resignation; Removal. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Financing Agreements shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     13.10 Notification of Defaults and Events of Default. Agent shall not be deemed to have notice of a Default or an Event of Default unless it is notified thereof by a Borrower or a Lender with reference to this Agreement. Each Lender hereby agrees that, upon learning of the existence of a Default or Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 13.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

     13.11 Duties in the Case of Enforcement. Each Lender agrees that, except as set forth in Section 10.1(h), no Lender shall have the right individually (i) to realize upon the security created under this Agreement or the other Financing Agreements, (ii) to enforce any provision of this Agreement or the other Financing Agreements or to exercise any remedy hereunder or thereunder, or (iii) to make demand under this Agreement or any other Financing Agreement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if
(a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions hereof, the Financing Agreements authorizing the sale or other disposition of all or any part of the Collateral, and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     13.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefore shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

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     13.13 Field Audit and Examination Reports; Disclaimer by Lenders. In the
event that the Agent provides to Lenders copies of field audits or examination reports (each a "Report" and collectively, "Reports"), in Agent's discretion, each Lender:

           (a) expressly agrees and acknowledges that the Agent (i) makes no representation or warranty as to the accuracy of any Report; or (ii) shall be liable for any information contained in any Report;

           (b) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon each Borrowers' books and records, as well as on representations of each Borrower's personnel;

           (c) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

           (d) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any of the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     13.14 Agent as fonde de pouvoir. Without prejudice to the provisions of this Agreement, each Lender hereby designates and appoints the Agent as the person holding the power of attorney (fonde de pouvoir) of the Lenders as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, the Deed of Hypothec, and to exercise such powers and duties which are conferred upon the Agent under the Deed of Hypothec. Any Person who becomes a Lender shall be deemed to have consented to and confirmed the Agent as the person holding the power of attorney (fonde de pouvoir) as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Agent in such capacity. As the person holding the power of attorney (fonde de pouvoir), the Agent shall be entitled to delegate from time to time any of its powers or duties under the Deed of Hypothec to any Person and on such terms and conditions as the Agent may determine from time to time.

     Without prejudice to the designations and appointment of the Agent as the person holding the power of attorney (fonde de pouvoir) as aforesaid, each Lender hereby additionally designates and appoints the Agent as agent and custodian for and on behalf of each of them to hold and to be the sole registered holder of any bond issued under the Deed of Hypothec, notwithstanding
Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other requirement of law. In this respect, (i) the Agent, as agent and custodian of the

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Lenders, shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Movable Hypothec, owing to the persons for and on behalf of whom the aforesaid bond is so held from time to time and (ii) each Lender will be entitled to the benefits of any Collateral subject to the Deed of Hypothec and will participate in the proceeds of realization of any such collateral, the whole in accordance with the terms hereof. The Agent, in such capacity as agent and custodian shall, (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent with respect to the Collateral under the Deed of Hypothec and Movable Hypothec, applicable law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders. Any Person who becomes a Lender shall be deemed to have consented to and confirmed the Agent as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Agent in such capacity. As agent and custodian, the Agent shall be entitled to delegate from time to time any of its powers or duties hereunder to any Person and on such terms and conditions as the Agent may determine from time to time.

SECTION 14. JOINT AND SEVERAL LIABILITY; GUARANTEES.

     14.1 Joint and Several Liability. All Loans made and Letter of Credit Accommodations issued hereunder are made to or for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the agreement of the other Borrowers to accept joint and several liability for the Obligations. Each Borrower jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under the Financing Agreements and Borrowers agree that such liability is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each Borrower jointly and severally, absolutely and unconditionally guarantees to Agent and Lenders the full and indefeasible payment and performance when due of all the Obligations.

     14.2   Suretyship Waivers and Consents.

            (a) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guarantee of obligations of persons other than such Borrower (including the other Borrowers) and, in full recognition of that fact and in full recognition of the joint and several and direct and primary liability of each Borrower hereunder, each Borrower consents and agrees that Agent and Lenders may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (i) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof;
(ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Financing Agreements or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing Agreements or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Agent in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

           (b) Agent and Lenders may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Agent and Lenders at any time may have or hold in connection with the Obligations, and it shall not be necessary for Agent and Lenders to marshal assets in favor of any Borrower or any Obligor or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Agent to marshal assets in favor of any Borrower or any guarantor of the Obligations or to proceed against any other Borrower, and agrees that Agent may proceed against Borrowers or any Collateral in such order as Agent shall determine in its sole and absolute discretion.

           (c) Agent and Lenders may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower agrees that Agent and Lenders and each Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement. Each Borrower, as a joint and several Borrower and guarantor hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability and guarantee hereunder (but not its primary liability) or the enforcement of the Obligations or any rights of Agent and Lender created or granted herein.

           (d) Agent's and Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Agent and Lenders, all as though such amount had not been paid. The rights of Agent and Lenders created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any Borrower shall have any personal liability with respect thereto.

           (e) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of the other Borrowers with respect to the Obligations; (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshal assets in favor of any Borrower; (v) any failure of Agent or Lenders to give notice to any Borrower of sale or other disposition of Collateral of another Borrower or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Borrower securing the Obligations; (vi) any failure of Agent or Lenders to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Borrower, for any Obligation, including any failure of Agent or Lenders to conduct a commercially reasonable sale or other disposition of any Collateral or other security of the other Borrowers for any Obligation; (vii) any act or omission of Agent or Lenders or others that directly or indirectly results in or aids the discharge or release of the other Borrowers or the Obligations of the other Borrowers or any security or guaranty therefor by operation of law or otherwise;
(viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Agent or Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower; (x) the avoidance of any lien or security interest in assets of the other Borrowers in favor of Agent or Lenders for any reason; or (xi) any action taken by Agent or Lenders that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Agent or Lenders to Borrowers under any Financing Agreement remains in effect, Borrowers' rights of subrogation, contribution, reimbursement, or indemnity against the other shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Agent or Lenders.

           (f) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by Agent or Lenders which destroys, diminishes, or affects such Borrower's subrogation rights against the other Borrowers, or against any Obligor, and/or (except as explicitly provided for herein) any rights to proceed against each other Borrower, or any other party liable to Agent or Lenders, for reimbursement, contribution, indemnity, or otherwise.

           (g) Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers otherwise may have against each other, Agent or Lenders, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

           (h) Notwithstanding any provision herein to the contrary, the joint and several liability and guarantees of the Canadian Borrowers shall be limited to the maximum amount permitted under any laws to which a Canadian Borrower is subject.

     14.3 Contribution Agreement. As an inducement to Agent and Lenders to enter into the Financing Agreements and to make the loans and extend credit to the Borrowers, each Borrower and each Obligor agrees to indemnify and hold the other harmless from and each shall have a continuing right of contribution against the other Borrowers and any Obligors, if and to the extent that a Borrower makes or is caused to make disproportionate payments in excess of that Borrower's Proportionate Share of the Loans or contributions (from dispositions of its assets or otherwise) to the repayment and satisfaction of the Obligations. These indemnification and contribution obligations shall be unconditional and continuing obligations of the Borrowers and Obligors and shall not be waived, rescinded, modified, limited or terminated in any way whatsoever without the prior written consent of Agent, in its sole discretion. For purposes hereof, the "Proportionate Share" of a Borrower shall mean the Adjusted Net Worth of such Borrower divided by the Adjusted Net Worth of all the Borrowers in the aggregate on the date of this Agreement.

     14.4 PREJUDGMENT REMEDIES. EACH BORROWER HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTIONS 52-278A, ET-SEQ., AS AMENDED, PERTAINING TO THE EXERCISE BY AGENT OR LENDERS OF SUCH RIGHTS AS THE AGENT AND LENDERS MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE ANY BORROWER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF A BORROWER'S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST A BORROWER. EACH BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE AGENT OR LENDERS TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY LENDER.

                  [Remainder of Page Intentionally Left Blank]

                                   Signature Page to Loan and Security Agreement

     IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

AGENT                                                          BORROWERS
-----                                                          ---------
CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)                   CLEAN HARBORS, INC.
                                                               ALTAIR DISPOSAL SERVICES, LLC
By: /s/ George J. Psomas                                       BATON ROUGE DISPOSAL, LLC
   -------------------------------------------
                                                               BRIDGEPORT DISPOSAL, LLC
Title: Senior Vice President                                   CLEAN HARBORS ANDOVER, LLC
      ----------------------------------------
                                                               CLEAN HARBORS ANTIOCH, LLC
US LENDER:                                                     CLEAN HARBORS ARAGONITE, LLC
----------                                                     CLEAN HARBORS ARIZONA, LLC
                                                               CLEAN HARBORS OF BALTIMORE, INC.
CONGRESS FINANCIAL CORPORATION                                 CLEAN HARBORS BATON ROUGE, LLC
(NEW ENGLAND)                                                  CLEAN HARBORS BDT, LLC
                                                               CLEAN HARBORS BUTTONWILLOW, LLC
By: /s/ George J. Psomas                                       CLEAN HARBORS CHATTANOOGA, LLC
   -------------------------------------------
                                                               CHEMICAL SALES, LLC
Title: Senior Vice President                                   CLEAN HARBORS COFFEYVILLE, LLC
      ----------------------------------------
                                                               CLEAN HARBORS COLFAX, LLC
                                                               CLEAN HARBORS DEER PARK, L.P.
Address:                                                       CLEAN HARBORS DEER TRAIL, LLC
--------                                                       CLEAN HARBORS DISPOSAL SERVICES, INC.
                                                               CLEAN HARBORS FINANCIAL SERVICES COMPANY
One Post Office Square, Suite 3600                             CLEAN HARBORS FLORIDA, LLC
Boston, MA  02109                                              CLEAN HARBORS GRASSY MOUNTAIN, LLC
                                                               CLEAN HARBORS KANSAS, LLC
                                                               CLEAN HARBORS LAPORTE, L.P.
CANADIAN LENDER:                                               CLEAN HARBORS LAUREL, LLC
                                                               CLEAN HARBORS LONE MOUNTAIN, LLC
CONGRESS FINANCIAL CORPORATION (CANADA)                        CLEAN HARBOR LOAN STAR CORP.
                                                               CLEAN HARBORS LOS ANGELES, LLC
                                                               CLEAN HARBORS OF TEXAS, LLC
By: /s/ H. Rosenfeld                                           CLEAN HARBORS PECATONICA, LLC
   -------------------------------------------
                                                               CLEAN HARBORS PLAQUEMINE, LLC
Title: Senior Vice President                                   CLEAN HARBORS PPM, LLC
      ----------------------------------------

Address: _____________________________________

141 Adelaide Street West, Suite 1500
Toronto, Ontario M5H 3L9

                            CLEAN HARBORS REIDSVILLE, LLC
                            CLEAN HARBORS SAN JOSE, LLC
                            CLEAN HARBORS TENNESSEE, LLC
                            CLEAN HARBORS WESTMORLAND, LLC
                            CLEAN HARBORS WHITE CASTLE, LLC
                            CROWLEY DISPOSAL, LLC
                            DISPOSAL PROPERTIES, LLC
                            GSX DISPOSAL, LLC
                            HARBOR MANAGEMENT CONSULTANTS, INC.
                            HARBOR INDUSTRIAL SERVICES TEXAS, L.P.
                            HILLIARD DISPOSAL, LLC
                            ROEBUCK DISPOSAL, LLC
                            SAWYER DISPOSAL SERVICES, LLC
                            TULSA DISPOSAL, LLC
                            CLEAN HARBORS ENVIRONMENTAL SERVICES, INC
                            CLEAN HARBORS OF BRAINTREE, INC.
                            CLEAN HARBORS OF NATICK, INC.
                            CLEAN HARBORS SERVICES, INC.
                            MURPHY'S WASTE OIL SERVICE INC.
                            CLEAN HARBORS KINGSTON FACILITY CORPORATION
                            CLEAN HARBORS OF CONNECTICUT,INC.
                            SPRING GROVE RESOURCE RECOVERY, INC.
                            CLEAN HARBORS CANADA, INC. (CURRENTLY SAFETY-KLEEN, LTD.)
                            CLEAN HARBORS QUEBEC, INC. (CURRENTLY SAFETY-KLEEN SERVICES (QUEBEC) LTD.)
                            CLEAN HARBORS MERCIER, INC. (CURRENTLY SAFETY-KLEEN SERVICES (MERCIER) LTD.)
                            510127 N.B. INC.

                            By: /s/ Stephen Moynihan
                               -------------------------------------------------
                            Title: Senior Vice President
                                  ----------------------------------------------

                            Chief Executive Office:
                            ----------------------
                            1501 Washington Street
                            Braintree, MA 02184

                                    EXHIBIT A

                            Information Certificates

                                    EXHIBIT B

                             Compliance Certificate

                            [Letterhead of Borrower]

                                                  ________________________, 200_

Congress Financial Corporation (New England)
One Post Office Square, Suite 3600
Boston, MA  02109

     The undersigned, the chief financial officer of Clean Harbors, Inc. and its Subsidiaries (the "Borrowers") certifies, represents, and warrants to Congress Financial Corporation (New England) (the "Agent") and to the other Lenders under the Loan Agreement (as hereinafter defined) in accordance with the requirements of Section 9.6(a) of that certain Loan and Security Agreement dated September 6, 2002, among the Agent, Lenders, and Borrowers (the "Loan Agreement"). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     1. The attached financial statements for Parent for the period(s) ending __________ are correct and fairly present the financial position and results of the operations of Parent and its Subsidiaries as of the end of and through the specified period(s).

     2. Based upon my review of the attached financial statements of Parent and its Subsidiaries for the [Fiscal Year] [monthly period] ending _____________, 200_, I hereby certify that:

     (a) Parent's EBITDA is _______________ which [is not less than] [is less than] the minimum amount of $____________ required under Section 9.17 of the Loan Agreement

     (b) Parent's Fixed Charge Coverage Ratio is ____ to 1:00 which [is not less than] [is less than] the minimum ratio of ___ to 1:00 required under 9.18 of the Loan Agreement.

     3. No Default exists on the date hereof, other than: ___________ [if none, so state]; and

     4. No Event of Default exists on the date hereof, other than ____________ [if none, so state].

                                        Very truly yours,

                                        CLEAN HARBORS, INC., as Borrower
                                        Representative

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: Chief Financial Officer

                                    EXHIBIT C

                                Permitted Holders

Name                      Type of Securities              No. of Shares         Percent of Total
----                      ------------------              -------------         ----------------
Alan S. McKim               Common Stock                    4,231,762                 32.7%

                                    EXHIBIT D

                        Form of Assignment and Acceptance

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement, dated as of September 6, 2002 (as amended, supplemented, waived or otherwise modified from time to time, the "Loan Agreement"), among Clean Harbors, Inc. and its Subsidiaries (collectively, "Borrowers"), Congress Financial Corporation (New England) ("Agent"), as agent for the financial institutions parties thereto as Lenders ("Lenders"). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement are used herein as defined therein.

________________________ (the "Assignor") and ______________________ (the
"Assignee") agree as follows:

     1. Subject to the conditions of this Assignment and Acceptance, the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor except with respect to the representations of Assignor set forth herein, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, except with respect to the representations of Assignor set forth herein, as of the Effective Date (as defined below), an interest (the "Assigned Interest") in and to the Assignor's rights, benefits, indemnities, and obligations of the Assignor under the Loan Agreement, the Financing Agreements, and the Collateral with respect to those credit facilities provided for in the Loan Agreement as are set forth on
Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities") in a principal amount for each Assigned Facility as set forth on
Schedule 1 together with an Pro Rata Share and Revolving Loan Limit, as set forth in Schedule 1, in all unpaid interest and fees accrued from the Effective Date, subject to the terms of the Loan Agreement. The Assigned Interest is equal to Assignee's Pro Rata Share, as reflected on Schedule 1, of each of the credit facilities provided for in the Loan Agreement.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Financing Agreement or any other instrument or document furnished pursuant thereto, or the perfection or priority of any security interest purported to be created by any Financing Agreement, except that Assignor represents to Assignee as follows: (i) that it is legally authorized to enter into this Assignment and Acceptance, (ii) that it is the legal and beneficial owner of the Assigned Interests, (iii) that it has not created any lien or adverse claim upon the Assigned Interest, (iv) the Assigned Interest is free and clear of any such adverse claim and any other lien or encumbrance and
(v) as of the Effective Date (but calculated prior to the assignment contemplated hereby), Assignor's records reflect that to the best of Assignor's knowledge the aggregate outstanding principal balance of each of the Loans and LC Participation in the Letter of Credit Accommodations held by Assignor is as set forth on Schedule 1 hereto; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, and their Subsidiaries or any Obligor or the performance or observance by Borrowers of any of their respective obligations under the Loan Agreement or any other Financing Agreement or any other instrument or document furnished pursuant hereto or thereto.

       3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it has and that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it has deemed and shall deem appropriate at the time, make and continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Financing Agreements or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Financing Agreements or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Loan Agreement, and other Financing Agreements and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement and other Financing Agreements are required to be performed by it as a Lender; and (f) agrees that it is bound by the terms of the Intercreditor Agreement including, without limitation, the terms thereof giving the Term Loan Agent the option to purchase its Revolving Loans and Pro Rata Share of other Obligations in accordance with the terms thereof.

       4. The effective date of this Assignment and Acceptance shall be _________ __, 200_ (the "Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by Agent and recording in the Register by the Agent. Upon each such recordation, the Assignor agrees to pay to the Agent a registration fee of $3,500.

       5. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

       6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Agreements and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement (provided, that any right of the Assignor to the payment of expenses and indemnities under the Loan Agreement in respect of the period preceding the Effective Date shall continue in full force and effect notwithstanding the provisions of this Assignment and Acceptance).

       7. This Assignment and Acceptance is intended to take effect as an instrument under seal and shall be governed by, and construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                SCHEDULE 1 to the
                            Assignment and Acceptance

                  Re: Loan and Security Agreement, dated as of
                      September 6, 2002, as amended, among
                    CLEAN HARBORS, INC. AND ITS SUBSIDIARIES
                                (as "Borrowers")
                the Lenders from time to time parties thereto and
                         CONGRESS FINANCIAL CORPORATION
                             (NEW ENGLAND), as Agent

Name of Assignor:  ______________________

Name of Assignee: ______________________________

Effective Date of Assignment:  ____________, 200_

1.     Assignor's Interests (prior to given effect to assignment)

 Type of Loan/Credit     Principal Amount
      Facility               Assigned           Pro Rata Share       Revolving Loan Limit
----------------------  -------------------    ----------------     -----------------------
Revolving Loans         $                              %

LC Participation        $                              %

2.     Assigned Facilities


 Type of Loan/Credit     Principal Amount
      Facility               Assigned           Pro Rata Share       Revolving Loan Limit
----------------------  -------------------    ----------------     -----------------------
Revolving Loans         $                              %

LC Participation        $                              %

------------------------------------------------------------------------------------------
ASSIGNOR:                                                    ASSIGNEE:


------------------------------------------------------------------------------------------
By:   _______________________________________   By:   __________________________________
Name: _______________________________________   Name: __________________________________
Title:______________________________________    Title:__________________________________
                                                Address:________________________________
                                                     ___________________________________
                                                Facsimile No.:

------------------------------------------------------------------------------------------

                                     Wire Transfer Instructions

                                     ABA No.      ___________________________
                                     Account No.  ___________________________
                                     Attention:   ___________________________


Consented to:

Congress Financial Corporation (New England), as Agent

By:____________________________

                                   SCHEDULE 1

                            Lenders' Pro Rata Shares,

                            And Revolving Loan Limits

                                       Pro Rata Share                 Revolving
US Credit Facility                     of US Credit Facility          Loan Limit
------------------                     ---------------------          ----------
Congress Financial Corporation
(New England)                                 100%                    US Maximum Credit


                                       Pro Rata Share of              Revolving
Canadian Credit Facility               Canadian Credit Facility       Loan Limit
------------------------               ------------------------       ----------

Congress Financial Corporation
(Canada)                                      100%                    Canadian Maximum Credit

                                   SCHEDULE 2

                              Inactive Subsidiaries

Mr. Frank, Inc.

SK D'Incineration Inc.

Northeast Casualty Real Property LLC